File Number:  333-______                                                                                                     As filed with the Securities and Exchange Commission on February 3, 2011.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

INTERFACE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Georgia (State or Other Jurisdiction of Incorporation or Organization)	2273 (Primary Standard Industrial Classification Code Number)	58-1451243 (I.R.S. Employer Identification Number)
*And the Additional Registrants listed on Schedule A hereto
(Exact Name of Registrants as Specified in Their Charters)
2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339
(770) 437-6800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Raymond S. Willoch
Senior Vice President-Administration, General Counsel and Secretary
Interface, Inc.
2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339
(770) 437-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens
Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Atlanta, Georgia  30309-4530
Telephone:  (404) 815-6500

Approximate date of commencement of proposed sale to the public:  _________ __, 2010.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:         ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:        ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of registration fee
7 5/8 % Senior Notes, Series B, Due 2018	$275,000,000	100%	$275,000,000	$31,927.50
Subsidiary Guarantees of 7 5/8 % Senior Notes, Series B, Due 2018	(2)	(2)	(2)	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2)	Pursuant to Rule 457(f), no registration fee is required for guarantees.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A – TABLE OF ADDITIONAL REGISTRANTS

	State or Other		I.R.S.	Address, Including Zip Code,
	Jurisdiction of		Employer	and Telephone Number,
	Incorporation or	File	Identification	Including Area Code, of Registrant’s
Exact Name of Registrant*	Organization	Number	Number	Principal Executive Offices

Bentley Mills, Inc.	Nevada	333-______-__	58-2271568	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Bentley Prince Street, Inc.	Delaware	333-______-__	68-0123642	14641 East Don Julian Road City of Industry, California 91746 (800) 423-4209
Commercial Flooring Systems, Inc.	Pennsylvania	333-______-__	23-2144454	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Flooring Consultants, Inc.	Arizona	333-______-__	58-2274454	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
FLOR, Inc.	Georgia	333-______-__	56-2302232	600 West Van Buren, Suite 800 Chicago, Illinois 60607 (312) 798-2200
Interface Americas, Inc.	Georgia	333-______-__	58-2132517	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
Interface Americas Holdings, LLC	Georgia	333-______-__	58-1409883	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
Interface Americas Re:Source Technologies, LLC	Georgia	333-______-__	58-1722967	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
Interface Architectural Resources, Inc.	Michigan	333-______-__	38-2391670	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Interface Global Company ApS	Delaware and Denmark	333-______-__	98-0217280	Dampfaergvej 3 st. tv. DK 2100 Copenhagen, Denmark +45-7730-4247
Interface Overseas Holdings, Inc.	Georgia	333-______-__	58-1967211	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Interface Real Estate Holdings, LLC	Georgia	333-______-__	58-2576895	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
InterfaceFLOR, LLC	Georgia	333-______-__	58-1765146	1503 Orchard Hill Road LaGrange, Georgia 30241 (800) 336-0225
InterfaceSERVICES, Inc.	Georgia	333-______-__	22-3856499	322 Northpoint Parkway, Suite G Acworth, Georgia 30102 (800) 336-0225
Quaker City International, Inc.	Pennsylvania	333-______-__	58-2221600	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Americas Enterprises, Inc.	Georgia	333-______-__	58-2223733	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Minnesota, Inc.	Minnesota	333-______-__	58-2339867	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source New York, Inc.	New York	333-______-__	58-2248952	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source North Carolina, Inc.	North Carolina	333-______-__	58-2250817	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Oregon, Inc.	Oregon	333-______-__	58-2246368	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Southern California, Inc.	California	333-______-__	58-2315287	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Re:Source Washington, D.C., Inc.	Virginia	333-______-__	58-2246309	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Southern Contract Systems, Inc.	Georgia	333-______-__	58-2246313	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800
Superior/Reiser Flooring Resources, Inc.	Texas	333-______-__	58-2221598	2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339 (770) 437-6800

*The Primary Standard Industrial Classification Code (PSICC) for each of the Additional Registrants is 2273, except that:  Interface Americas Re:Source Technologies, LLC’s PSICC is 2891; Interface Architectural Resources, Inc.’s PSICC is 1700; and, Interface Real Estate Holdings, LLC’s PSICC is 6500.

PRELIMINARY PROSPECTUS
February 3, 2011

Offer to Exchange
7 5/8 % Senior Notes due 2018, Series B
for
7 5/8 % Senior Notes due 2018, Series A

Terms of Exchange Offer		Terms of Exchange Notes

t	Offer		The terms of the exchange notes are identical in all material respects, except for transfer restrictions, registration rights and penalty interest provisions relating to the original notes.
	We are offering to exchange up to $275 million in principal amount of our	t	Maturity Date
The exchange notes will mature on December 1, 2018.
7 5/8 % Senior Notes due 2018, Series B
		t	Interest
	for the same principal amount of our outstanding 7 5/8 % Senior Notes due 2018, Series A.		The exchange notes will bear interest at the rate of 7 5/8% per year. Interest on the exchange notes is payable semi-annually in cash on June 1 and December 1 of each year, beginning on June 1, 2011.

t	We are making this offer to satisfy our obligation in the Registration Rights Agreement, dated December 3, 2010, relating to the original issuance of the original notes. Procedures	t
Optional Redemption
We may redeem some or all of the exchange notes at any time prior to December 1, 2014, at a redemption price equal to 100% of the principal amount of each exchange note to be redeemed plus a make-whole premium described in this prospectus.

t t
To tender, you must submit a signed letter of transmittal and your original notes to U.S. Bank National Association, our exchange agent.  Special procedures may apply in some cases.  You must tender original notes in $1,000 multiples, and the minimum amount you may tender is $2,000.

Withdrawal

You may withdraw tendered notes until the offer expires.

Expiration

This offer expires at ______________, Eastern Time on ________________, 2011, unless extended.

Prior to December 1, 2014, we may redeem up to 10% of the aggregate principal amount of notes outstanding per 12-month period at a redemption price equal to 103% of the principal amount of the notes redeemed, plus accrued and unpaid interest.  In addition, at any time prior to December 1, 2013, we may redeem up to 35% of the exchange notes with the net cash proceeds from specified equity offerings at a redemption price equal to 107.625% of the principal amount of each exchange note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.  However, we may only make such a redemption if at least 65% of the aggregate principal amount of the exchange notes remains outstanding immediately after the redemption and such redemption occurs within 180 days after the closing of such specified equity offering.

On or after December 1, 2014, we may redeem some or all of the notes at any time at redemption prices described in this prospectus.

t	Unaccepted Tenders	t	Change of Control
	We will return any tendered original notes that we do not accept for exchange for any reason.		Upon a change of control, we must offer to repurchase the exchange notes at 101% of the principal amount plus accrued interest at the purchase date.

t	Proceeds and Expenses	t	Subsidiary Guarantees
	We will not receive any proceeds from the issuance of the exchange notes. We have agreed to pay the expenses associated with this exchange offer.		The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by each of our material U.S. subsidiaries.
		t	Security and Ranking

The exchange notes and the guarantees will be senior unsecured obligations of Interface, Inc. and the guarantors.  The exchange notes will rank equally with Interface, Inc.’s and the guarantors’ existing and future senior unsecured indebtedness and senior to any subordinated indebtedness of Interface and the guarantors.  The exchange notes will be effectively subordinated to our and the guarantors’ secured obligations, including under our domestic revolving credit facility, to the extent of the value of the collateral securing such obligations.

		t	No Trading Market Listing

We do not intend to list the exchange notes for trading or quotation on any national securities exchange or the Nasdaq Stock Market.

Investing in the exchange notes involves risks.  See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

INCORPORATION OF CERTAIN DOCUMENTS AND AVAILABLE DOCUMENTS

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in documents that we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus to the extent the new information differs from or is inconsistent with the old information.

The following documents filed by Interface, Inc. (SEC File No. 001-33994) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this prospectus as of their respective dates of filing:

•	Annual Report on Form 10-K for the fiscal year ended January 3, 2010 (“2009 Form 10-K”);

•	Quarterly Reports on Form 10-Q for the quarters ended April 4, 2010, July 4, 2010 and October 3, 2010 (“Third Quarter 2010 Form 10-Q”);

•	Current Reports on Form 8-K filed January 22, 2010, March 8, 2010, May 26, 2010, July 29, 2010, November 9, 2010, November 19, 2010, December 7, 2010 and February 2, 2011; and

•	All other documents and reports filed after the date of this prospectus and before termination of this exchange offer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

As explained below in “Where You Can Find More Information”, these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the Internet. In addition, we will provide without charge to each recipient of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this prospectus incorporates by reference). Requests should be directed to Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339, Attention: Patrick C. Lynch, Chief Financial Officer, Telephone: (770) 437-6848, Facsimile: (770) 437-6887; E-mail: patrick.lynch@interfaceglobal.com.  To obtain timely delivery, you must request the information no later than five business days before the date you must make your investment decision, __________, 2011.

i

INDUSTRY AND MARKET DATA

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some of that and other data is also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

FORWARD-LOOKING STATEMENTS

This prospectus (and other documents to which it refers) contains statements about future events and expectations that constitute forward-looking statements. Words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “objectives”, “seek”, “strive”, negatives of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to our management. They may be expressions based on historical fact, but they do not guarantee future performance. Forward-looking statements involve risks, uncertainties and assumptions and certain other factors that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed in “Risk Factors” and in other sections of this prospectus. We qualify any forward-looking statements entirely by these cautionary factors.

We believe these forward-looking statements are reasonable, but we caution that you should not place undue reliance on them because our future results may differ materially from those expressed or implied by forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus.

TRADEMARKS

In this prospectus, we use (without the ownership notation after the initial use) several of our trademarks, including Bentley Prince Street®, Entropy®, FLOR®, Heuga®, i2tm, Interface®, InterfaceFLOR®, Intersept®, Mission Zero®, Prince Street House and Hometm and TacTilestm. All brand names or other trademarks appearing in this prospectus are the property of their respective holders.

ii

SUMMARY

The following summary highlights material information about Interface, Inc. and this exchange offer. This summary is not intended to be complete. We encourage you to read this entire document for more detailed information about Interface and this exchange offer, including the risk factors beginning on page 11, the summary consolidated financial and other data presented beginning on page 9 and our consolidated financial statements and notes thereto incorporated by reference into this prospectus. In this prospectus, unless otherwise indicated, the words “Interface”, “we”, “our”, and “us” refer to Interface, Inc., the issuer of the notes, and its subsidiaries on a consolidated basis. The words “exchange notes” refer to our 7 5/8 % Senior Notes due 2018, Series B, which we are offering to issue in exchange for our 7 5/8 % Senior Notes, due 2018, Series A, which we refer to as the “original notes”.  The words “this offer”, “the exchange offering”, and “the exchange offer” refer to our offer, described in this prospectus, to issue exchange notes in exchange for original notes.

The Company

We are a worldwide leader in design, production and sales of modular carpet, and a manufacturer, marketer and servicer of select other floorcovering products for the commercial, institutional and residential markets. In recent years, modular carpet sales growth in the floorcovering industry has significantly outpaced the growth of the overall industry, as architects, designers and end users increasingly recognized the unique and superior attributes of modular carpet, including its dynamic design capabilities, greater economic value (which includes lower costs as a result of reduced waste in both installation and replacement), and installation ease and speed. Our Modular Carpet segment sales, which do not include modular carpet sales in our Bentley Prince Street segment, grew from $646.2 million to $765.3 million during the 2005 to 2009 period, representing a 4% compound annual growth rate. For the twelve-month period ended October 3, 2010, we generated consolidated revenues and adjusted EBITDA of approximately $927 million and $112 million, respectively.

Our Bentley Prince Street brand is a leader in the high-end, designer-oriented sector of the broadloom market segment, where custom design and high quality are the principal specifying and purchasing factors.

As a global company with a reputation for high quality, reliability and premium positioning, we market products in over 110 countries under established brand names such as InterfaceFLOR, Heuga, Bentley Prince Street and FLOR in modular carpet;  Bentley Prince Street and Prince Street House and Home in broadloom carpet; and Intersept in antimicrobial chemicals. Our principal geographic markets are the Americas, Europe and Asia-Pacific, where the percentages of our total net sales were approximately 58%, 30% and 12%, respectively, for fiscal year 2009, and were approximately 57%, 28% and 15%, respectively, for the first nine months of 2010.

Capitalizing on our leadership in modular carpet for the corporate office segment, we embarked on a market diversification strategy in 2001 to increase our presence and market share for modular carpet in non-corporate office market segments, such as government, education, healthcare, hospitality and retail space, which combined are almost twice the size of the approximately $1 billion U.S. corporate office segment. In 2003, we expanded our diversification strategy to target the approximately $11 billion U.S. residential market segment for carpet. As a result, our mix of corporate office versus non-corporate office modular carpet sales in the Americas shifted to 40% and 60%, respectively, for 2009 compared with 64% and 36%, respectively, in 2001. Company-wide, our mix of corporate office versus non-corporate office sales was 55% and 45%, respectively, in 2009, and 55% and 45%, respectively, in the first nine months of 2010. We believe the appeal and utilization of modular carpet is growing in each of these non-corporate office segments, and we are using our considerable skills and experience with designing, producing and marketing modular products that make us the market leader in the corporate office segment to support and facilitate our penetration into these segments around the world.

In the fourth quarter of 2008, and particularly in November and December, the worldwide financial and credit crisis caused many corporations, governments and other organizations to delay or curtail spending on renovation and construction projects where our carpet is used. This downturn negatively impacted our performance. In the fourth quarter of 2008, we announced a restructuring plan pursuant to which we ceased manufacturing operations at our facility in Canada and reduced our worldwide employee base by a total of approximately 530 employees in the areas of manufacturing, sales and administration.  In the first and second quarters of 2009, we announced further restructuring plans to further align our cost structure with market demand for our products, resulting in the reduction of an additional 370 employees worldwide. The employee reductions amounted to about 23% of our worldwide workforce. These plans reduced costs across our worldwide operations, and more closely aligned our operations with the decreased demand levels that we began experiencing in the fourth quarter of 2008. Demand levels have substantially recovered in 2010.

In the first quarter of 2010, we adopted a new restructuring plan primarily related to workforce reduction in our European modular carpet operations.  This reduction was in response to the continued challenging economic climate in that region. Actions and expenses related to this plan were substantially completed in the first quarter of 2010.

Our Strengths

Our principal competitive strengths include:

Market Leader in Attractive Modular Carpet Segment. We are the world’s leading manufacturer of carpet tile. Modular carpet has become more prevalent across all commercial interiors markets as designers, architects and end users have become more familiar with its unique attributes. We continue to drive this trend with our product innovations and designs discussed below. According to the 2010 Floor Focus interiors industry survey of the top 250 designers in the United States, carpet tile was ranked as the number one “hot product” for the ninth consecutive year. We believe that we are well positioned to lead and capitalize upon the continued shift to modular carpet, both domestically and around the world.

Established Brands and Reputation for Quality, Reliability and Leadership. Our products are known in the industry for their high quality, reliability and premium positioning in the marketplace. Our established brand names in carpets are leaders in the industry and have consistently ranked highly in the annual Floor Focus survey categories of quality, performance, value, service and design. On the international front, InterfaceFLOR and Heuga are well-recognized brand names in carpet tiles for commercial, institutional and residential use. More generally, as the appeal and utilization of modular carpet continues to expand into market segments such as education, hospitality and retail space, our reputation as the pioneer of modular carpet — as well as our established brands and leading market position for modular carpet in the corporate office segment — will enhance our competitive advantage in marketing to the customers in these new markets.

Innovative Product Design and Development Capabilities. Our product design and development capabilities have long given us a significant competitive advantage, and they continue to do so as modular carpet’s appeal and utilization expand across virtually every market segment and around the globe. One of our best design innovations is our i2 modular product line, which includes our popular Entropy product for which we received a patent in 2005 on the key elements of its design. The i2 line introduced and features mergeable dye lots, and includes carpet tile products designed to be installed randomly without reference to the orientation of neighboring tiles. The i2 line offers cost-efficient installation and maintenance, interactive flexibility, and recycled and recyclable materials. Our i2 line of products, which now comprises approximately 40% of our total U.S. modular carpet business, represents a differentiated category of smart, environmentally sensitive and stylish modular carpet, and Entropy has been the fastest growing product in our history. The award-winning design firm David Oakey Designs had a pivotal role in developing our i2 product line, and our long-standing exclusive relationship with David Oakey Designs remains vibrant and augments our internal research, development and design staff. Another recent innovation is our patented TacTiles carpet tile installation system, which uses small squares of adhesive plastic film to connect intersecting carpet tiles, thus eliminating the need for traditional carpet adhesive and resulting in a reduction in installation time and waste materials.

Made-to-Order and Global Manufacturing Capabilities. The success of our modernization and restructuring of operations over the past several years gives us a distinct competitive advantage in meeting two principal requirements of the specified products markets we primarily target — that is, providing custom samples quickly and on-time delivery of customized final products. We also can generate realistic digital samples that allow us to create a virtually unlimited number of new design concepts and distribute them instantly for customer review, while at the same time reducing sampling waste. Approximately 75% to 80% of our modular carpet products in the United States and Asia-Pacific markets are now made-to-order, and we are increasing our made-to-order production in Europe as well. Our made-to-order capabilities not only enhance our marketing and sales, they significantly improve our inventory turns. Our global manufacturing capabilities in modular carpet production are an important component of this strength, and give us an advantage in serving the needs of multinational corporate customers that require products and services at various locations around the world. Our manufacturing locations across four continents enable us to compete effectively with local producers in our international markets, while giving international customers more favorable delivery times and freight costs.

Recognized Global Leadership in Ecological Sustainability. Our long-standing goal and commitment to be ecologically “sustainable” — that is, the point at which we are no longer a net “taker” from the earth and do no harm to the biosphere — has emerged as a competitive strength for our business and remains a strategic initiative. It now includes Mission Zero, our global branding initiative, which represents our mission to eliminate any negative impact our companies may have on the environment by the year 2020. Our acknowledged leadership position and expertise in this area resonate deeply with many of our customers and prospects around the globe, and provide us with a differentiating advantage in competing for business among architects, designers and end users of our products, who increasingly make purchase decisions based on “green” factors. The 2010 Floor Focus survey, which named our InterfaceFLOR business the top among “Green Leaders” and gave us the top honors for “Green Kudos”, found that 62% of the designers surveyed consider sustainability an added benefit and 30% consider it a “make or break” issue when deciding what products to recommend or purchase.

Strong Operating Leverage Position. Our operating leverage, which we define as our ability to realize profit on incremental sales, is strong and allows us to increase earnings at a higher rate than our rate of increase in net sales. Our operating leverage position is primarily a result of (1) the specified, high-end nature and premium positioning of our principal products in the marketplace, and (2) the mix of fixed and variable costs in our manufacturing processes that allow us to increase production of most of our products without significant increases in capital expenditures or fixed costs.  For example, while net sales from our Modular Carpet segment increased from $646.2 million in 2005 to $930.7 million in 2007 (a period in which our industry and business were recovering from a prior downturn), our operating income from that segment increased from $77.4 million (12.0% of net sales) in 2005 to $133.7 million (14.4% of net sales) in 2007.

Experienced and Motivated Management and Sales Force. An important component of our competitive position is the quality of our management team and its commitment to developing and maintaining an engaged and accountable workforce. Our team is highly skilled and dedicated to guiding our overall growth and expansion into our targeted market segments, while maintaining our leadership in traditional markets and our high contribution margins. We utilize an internal marketing and predominantly commissioned sales force of approximately 700 experienced personnel, stationed at over 70 locations in over 30 countries, to market our products and services in person to our customers. Our incentive compensation and our sales and marketing training programs are tailored to promote performance and facilitate leadership by our executives both in strategic areas as well as the company as a whole.

Our Business Strategy and Principal Initiatives

Our business strategy is (1) to continue to use our leading position in the modular carpet market segment and our product design and global made-to-order capabilities as a platform from which to drive acceptance of modular carpet products across several industry segments, while maintaining our leadership position in the corporate office market segment, and (2) to return to our historical profit levels in the high-end, designer-oriented sector of the broadloom carpet market. We will seek to increase revenues and profitability by capitalizing on the above strengths and pursuing the following key strategic initiatives:

Continue to Penetrate Non-Corporate Office Market Segments. We will continue our strategic focus on product design and marketing and sales efforts for non-corporate office market segments such as government, education, healthcare, hospitality, retail and residential space. We began this initiative as part of our market diversification strategy in 2001 (when our initial objective was reducing our exposure to the more severe economic cyclicality of the corporate office segment), and it has become a principal strategy generally for growing our business and enhancing profitability. We have shifted our mix of corporate office versus non-corporate office modular carpet sales in the Americas to 40% and 60%, respectively, for fiscal 2009 from 64% and 36%, respectively, in fiscal 2001. To implement this strategy, we:

•	introduced specialized product offerings tailored to the unique demands of these segments, including specific designs, functionalities and prices;

•	created special sales teams dedicated to penetrating these segments at a high level, with a focus on specific customer accounts rather than geographic territories; and

•	realigned incentives for our corporate office segment sales force generally in order to encourage their efforts, and where appropriate, to assist our penetration of these other segments.

As part of this strategy, we launched our FLOR and Prince Street House and Home lines of products in 2003 to focus on the approximately $11 billion U.S. residential carpet market segment. These products were specifically created to bring high style modular and broadloom floorcovering to the U.S. residential market. We offer FLOR directly and over the Internet, in a FLOR catalog and in our two FLOR retail stores, and we plan to add at least two more retail stores in the first quarter of 2011. FLOR is also offered by many specialty retailers and in a number of major retail catalogs. Through such direct and indirect retailing, FLOR sales have grown more than 50% from 2005 to 2009. Prince Street House and Home brings new colors and patterns to the high-end consumer market with a collection of broadloom carpet and rugs sold through hundreds of retail stores and interior designers. Through agreements between our FLOR brand and Martha Stewart Living Omnimedia, we are further expanding our penetration of the U.S. residential market with a line of Martha Stewart-branded carpet tiles. Through our Heuga Home division, we have been increasing our marketing of modular carpet to the residential segment of international soft floorcovering markets, the size of which we believe to be approximately $2.3 billion in Western Europe alone.

Penetrate Expanding Geographic Markets for Modular Products. The popularity of modular carpet continues to increase compared with other floorcovering products across most markets, internationally as well as in the United States. While maintaining our leadership in the corporate office segment, we will continue to build upon our position as the worldwide leader for modular carpet in order to promote sales in all market segments globally. A principal part of our international focus – which utilizes our global marketing capabilities and sales infrastructure – is the significant opportunities in several emerging geographic markets for modular carpet. Some of these markets, such as China, India and Eastern Europe, represent large and growing economies that are essentially new markets for modular carpet products. Others, such as Germany and Italy, are established markets that are transitioning to the use of modular carpet from historically low levels of penetration. Each of these emerging markets represents a significant growth opportunity for our modular carpet business. Our initiative to penetrate these markets will include drawing upon our internationally recognized InterfaceFLOR and Heuga brands.  Construction of our new modular carpet plant in China has been completed, and the plant is now operational.

Continue to Minimize Expenses and Invest Strategically. We have steadily trimmed costs from our operations for several years through multiple initiatives, which have made us leaner today and for the future. Our supply chain and other cost containment initiatives have improved our cost structure and yielded the operating efficiencies we sought. While we still seek to minimize our expenses in order to increase profitability, we will also take advantage of strategic opportunities to invest in systems, processes and personnel that can help us grow our business and increase profitability and value.

Sustain Leadership in Product Design and Development. As discussed above, our leadership position for product design and development is a competitive advantage and key strength, especially in the modular carpet market segment, where our  i2  products and TacTiles  installation system have confirmed our position as an innovation leader. We will continue initiatives to sustain, augment and capitalize upon that strength to continue to increase our market share in targeted market segments. Our Mission Zero global branding initiative, which draws upon and promotes our ecological sustainability commitment, is part of those initiatives and includes placing our Mission Zero logo on many of our marketing and merchandising materials distributed throughout the world.

Use Strong Free Cash Flow Generation to De-leverage Our Balance Sheet. Our principal businesses have been structured – including through our rationalization and repositioning initiatives over the past nine years – to yield high contribution margins and generate strong free cash flow (by which we mean cash available to apply towards debt service). Our historical investments in global manufacturing capabilities and mass customization techniques and facilities, which we have maintained, also contribute to our ability to generate substantial levels of free cash flow. We will use our strong free cash flow generation capability to continue to repay debt and strengthen our financial position. We will also continue to execute programs to reduce costs further and enhance free cash flow.  In addition, our existing capacity to increase production levels without significant capital expenditures will further enhance our generation of free cash flow as demand for our products rises.

The Exchange Offer

The Exchange Offer......................................................
We are offering to exchange up to $275,000,000 in principal amount of our 7 5/8 % Senior Notes due 2018, Series B, for up to $275,000,000 in principal amount of our outstanding 7 5/8 % Senior Notes due 2018, Series A.

The Exchange Notes....................................................
The exchange notes we will issue in this exchange offer are identical in all material respects to the original notes, except for transfer restrictions, registration rights and penalty interest provisions relating to the original notes.  We will issue the exchange notes without legends restricting their transfer.  See “Description of the Notes”, beginning on page 32.

Expiration Date; Withdrawal of Tender....................
The exchange offer will expire at ____________, Eastern Time, on _________, 2011, unless we extend the offer.  Until the offer expires, you may withdraw any original notes that you previously tendered.  If we do not accept your original notes for exchange for any reason, we will return them to you at our cost, promptly after the exchange offer.

Conditions to the Exchange Offer.............................
The exchange offer is subject to customary conditions, including the following:

•   there is no threatened or pending lawsuit that may materially impair our ability to proceed with the exchange offer,

•   there is no law, statute, rule or regulation that might materially impair our ability to proceed with the exchange offer, and

•   we receive any governmental approval necessary to complete the exchange offer.

We may waive one or more of these conditions in our reasonable discretion.  These conditions are discussed in more detail below under “The Exchange Offer — Conditions to the Exchange Offer” on page 21.

Procedures for Tendering Original Notes.................
If you hold original notes and wish to accept the exchange offer, you must:

•   complete, sign and date the letter of transmittal that is included with this prospectus, and

•   mail or deliver the letter of transmittal to U.S. Bank National Association, our exchange agent.

Be sure to include the original notes you wish to exchange, deliver the original notes by book entry transfer, or make guaranteed delivery.  You must tender original notes for exchange in $1,000 multiples, and the minimum amount you may tender is $2,000.

By executing the letter of transmittal, you will represent to us that, among other things,

(1)  you will acquire the exchange notes in the ordinary course of your business,

(2)  you are not engaging in or intending to engage in a distribution of the exchange notes,

(3)  you have no arrangement with any person to participate in the distribution of the exchange notes, and

(4)  you are not our “affiliate”, as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”).

If any affiliates or broker-dealers acquired original notes directly from us, they would not be able to participate in the exchange offer.

Special Procedures for Beneficial Owners................
This paragraph applies to the beneficial owners of original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee.  If you are a beneficial owner and wish to tender your original notes in the exchange offer, please contact the registered holder and instruct it to tender on your behalf.  If you wish to tender on your own behalf, you must either re-register the original notes in your name or obtain a properly completed bond power from the registered holder.  You may not be able to re-register your original notes in time to participate in the exchange offer.

Guaranteed Delivery Procedures................................
If you wish to tender your original notes, but they are not immediately available, or you cannot deliver your original notes, the letter of transmittal, or any other required documents to U.S. Bank National Association before the offer expires, you must tender your original notes using the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures”, beginning on page 24.

Registration Requirements..........................................
We will use our commercially reasonable best efforts to complete the registered exchange offer to allow you an opportunity to exchange your original notes for the exchange notes.  In the event that applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer or in certain other circumstances, we have agreed to file a shelf registration statement covering resales of the original notes.  In such event, we will use our commercially reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act and, subject to certain exceptions, to keep the shelf registration statement effective until the first anniversary of its original effective date, unless all the notes are sold under the shelf registration statement in a shorter timeframe.

Certain U.S. Federal Income Tax Consequences......	We discuss certain U.S. federal income tax consequences relating to the exchange notes in “Certain U.S. Federal Income Tax Consequences”, beginning on page 66.

Use of Proceeds...........................................................
We will not receive any proceeds from the exchange of notes in this exchange offer.  The proceeds we received from the sale of the original notes were applied as described in connection with that offering.  See “Use of Proceeds” on page 17.

Exchange Agent..........................................................	U.S. Bank National Association is our exchange agent. Its address and telephone number are listed in “The Exchange Offer — Exchange Agent”, on page 25.

Summary Description of the Exchange Notes

The following summary is provided solely for your convenience.  It highlights material information about the exchange notes, but as a summary, it is not a complete discussion of all information. You should read the full text and more specific details contained elsewhere in this prospectus.  For a materially complete description of the exchange notes, see “Description of the Notes”.

Issuer...................................................................................................................	Interface, Inc.
Notes Offered.....................................................................................................	$275,000,000 aggregate principal amount of 7 5/8 % Senior Notes due 2018, Series B.
Maturity Date.....................................................................................................	December 1, 2018.
Interest Payment Dates.....................................................................................	June 1 and December 1, commencing June 1, 2011.
Subsidiary Guarantees.......................................................................................	Each of our material U.S. subsidiaries will guarantee the exchange notes.
Ranking................................................................................................................
The exchange notes and the guarantees will be senior unsecured obligations of Interface, Inc. and the guarantors. The exchange notes will rank pari passu with Interface, Inc.’s and the guarantors’ existing and future senior unsecured indebtedness, and senior to any subordinated indebtedness of Interface, Inc. and the guarantors.  The exchange notes will be effectively subordinated to our and the guarantors’ secured obligations, including under our domestic revolving credit facility, to the extent of the value of the collateral securing such obligations.

Optional Redemption..........................................................................................
We may redeem some or all of the exchange notes at any time prior to December 1, 2014, at a redemption price equal to 100% of the principal amount of each exchange note to be redeemed plus a make-whole premium described in this prospectus.

Prior to December 1, 2014, we may redeem up to 10% of the aggregate principal amount of notes outstanding per 12-month period at a redemption price equal to 103% of the principal amount of the notes redeemed, plus accrued and unpaid interest. In addition, at any time prior to December 1, 2013, we may redeem up to 35% of the exchange notes with the net cash proceeds from specified equity offerings at a redemption price equal to 107.625% of the principal amount of each exchange note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption. However, we may only make such a redemption if at least 65% of the aggregate principal amount of the exchange notes remains outstanding immediately after the redemption and such redemption occurs within 180 days after the closing of such specified equity offering.

On or after December 1, 2014, we may redeem some or all of the notes at any time at redemption prices described in this prospectus.

Change of Control...............................................................................................	Upon a change of control, we must offer to repurchase the exchange notes at 101% of the principal amount plus accrued interest at the purchase date.

Certain Covenants................................................................................................	The Indenture contains several covenants, including limitations and restrictions on our ability to:
• incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• make asset sales;
• sell securities of our subsidiaries;
• enter into certain types of transactions with shareholders and affiliates; and
• enter into mergers, consolidations, or sales of all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described in “Description of the Notes — Certain Covenants”.
Risk Factors...........................................................................................................	Holders of original notes should carefully consider the matters set forth under the caption “Risk Factors” prior to making an investment decision with respect to the exchange notes.

_______________

The predecessors of Interface, Inc. were organized in 1973, and Interface, Inc. was incorporated as a Georgia corporation in 1981. Our principal executive offices are located at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339, and our telephone number is (770) 437-6800.

Summary Consolidated Financial and Other Data

We derived certain of the summary consolidated financial and other data presented below from our audited consolidated financial statements and the notes thereto and our unaudited consolidated condensed financial statements and the notes thereto for the periods indicated. You should read the summary financial information presented below together with our audited consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and our unaudited consolidated condensed financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the nine months ended October 3, 2010, each of which is incorporated by reference into this prospectus.

	As of and for the Year Ended										As of and for the Nine Months Ended
	January 1, 2006		December 31, 2006		December 30, 2007		December 28, 2008		January 3, 2010		October 4, 2009		October 3, 2010
											(unaudited)
	(in thousands, except per share data and ratios)
Statement of Income Data:
Net sales	$786,924		$914,659		$1,081,273		$1,082,344		$859,888		$628,969		$696,502
Gross profit on sales	259,277		311,108		377,522		372,045		283,017		204,687		242,988
Selling, general and administrative expenses	181,561		211,487		246,258		258,198		218,322		160,122		176,597
Restructuring charge	—		—		—		10,975		7,627		7,627		3,131
Operating income	77,716		99,621		129,391		41,659		62,994		42,864		63,260
Interest expense	45,541		42,204		34,110		31,480		34,297		24,936		25,346
Income (loss) from continuing operations (1)(2)	15,933		36,235		58,972		(34,513)		12,673		6,115		22,456
Income (loss) per share attributable to Interface, Inc. common shareholders from continuing operations:
Basic	$0.29		$0.65		$0.94		$(0.58)		$0.19		$0.09		$0.34
Diluted	$0.28		$0.64		$0.93		$(0.58)		$0.19		$0.09		$0.34
Cash dividends per common share	$—		$—		$0.08		$0.12		$0.01		$0.0075		$0.0225

Other Data:
Adjusted EBITDA(3)	$98,164		$121,371		$151,878		$137,511		$89,884		$63,421		$85,644
Depreciation and amortization	20,448		21,750		22,487		23,664		25,189		18,856		19,253
Capital expenditures	19,354		28,540		40,592		29,300		8,753		9,897		18,443
Ratio of earnings to fixed charges(4)	1.5	x	2.0	x	3.1	x	1.2	x	1.5	x	1.4	x	2.1	x

	As of					As of
	January 1, 2006	December 31, 2006	December 30, 2007	December 28, 2008	January 3, 2010	October 4, 2009	October 3, 2010
						(unaudited)
(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$47,275	$109,157	$82,375	$71,757	$115,363	$105,938	$80,854
Accounts receivable, net	114,070	143,025	178,625	144,783	129,833	126,914	140,759
Inventories	87,823	112,293	125,789	128,923	112,249	119,744	133,774
Property and Equipment	115,890	134,631	161,874	160,717	162,269	163,321	166,093
Working capital	317,668	380,253	238,578	221,323	236,630	228,179	230,578
Current maturities of long-term debt	—	—	—	—	14,586	14,586	—
Total assets	838,990	928,340	835,232	706,035	727,239	724,381	730,929
Total long-term debt	458,000	411,365	310,000	287,588	280,184	279,870	256,127
Total shareholders’ equity(2)	176,485	279,900	301,116	217,437	246,181	243,293	266,410
Total capitalization(5)	634,485	691,265	611,116	505,025	540,951	537,749	522,537
____________

(1)	In the third quarter of 2007, we sold our Fabrics Group business segment. The data has been adjusted to reflect the discontinued operations of these businesses.

Included in our 2007 income from continuing operations is a loss of $1.9 million on the disposition of our Pandel business, which comprised our Specialty Products segment. Included in the 2008 loss from continuing operations is a non-cash charge of $61.2 million for impairment of goodwill of our Bentley Prince Street business segment, as well as tax expense of $13.3 million related to the anticipated repatriation in 2009 of foreign earnings. For further analysis, see the note entitled “Taxes on Income” in the notes to consolidated financial statements included in our 2009 Form 10-K incorporated by reference into this prospectus.

(2)
All periods presented have been adjusted to reflect the adoption of an accounting standard which governs the treatment of noncontrolling interests in consolidated financial statements. This standard was adopted by us in the first quarter of 2009.

(3)
Adjusted EBITDA represents operating income plus depreciation, amortization and certain other items, as indicated below. While adjusted EBITDA should not be construed as a substitute for operating income, which is determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is not necessarily a measure of our ability to fund cash needs. The following are our components of adjusted EBITDA:

	For the Year Ended					For the Nine Months Ended
	January 1, 2006	December 31, 2006	December 30, 2007	December 28, 2008	January 3, 2010	October 4, 2009	October 3, 2010
						(unaudited)
(dollars in thousands)
Operating income	$77,716	$99,621	$129,391	$41,659	$62,994	$42,864	$63,260
Depreciation and amortization	20,448	21,750	22,487	23,664	25,189	18,856	19,253
Goodwill impairment charges(6)	—	—	—	61,213	—	—	—
Restructuring charges(7)	—	—	—	10,975	7,627	7,627	3,131
Income from litigation settlements	—	—	—	—	(5,926)	(5,926)	—
Adjusted EBITDA	$98,164	$121,371	$151,878	$137,511	$89,884	$63,421	$85,644
____________

(4)
For purposes of computing the ratio of earnings to fixed charges: (a) fixed charges consist of interest on debt (including capitalized interest), amortization of debt expenses and a portion of rental expense determined to be representative of interest and (b) earnings consist of income (loss) from continuing operations before income taxes and fixed charges as described above.

(5)	Total capitalization includes long-term debt (including current maturities of long-term debt) and total common shareholders’ equity.

(6)
In the fourth quarter of 2008, we recognized a non-cash charge of $61.2 million for impairment of goodwill related to our Bentley Prince Street reporting unit. For further information, see the note entitled “Impairment of Goodwill” in our 2009 Form 10-K incorporated by reference into this prospectus.

(7)
In the fourth quarter of 2008, we recorded a pre-tax restructuring charge of $11.0 million, comprised of employee severance expense of $7.8 million, impairment of assets of $2.6 million, and other exit costs of $0.7 million (primarily related to lease exit costs and other closure activities). In the first quarter of 2009, we recorded a pre-tax restructuring charge of $5.7 million, comprised of $4.0 million of employee severance expense and $1.7 million of other exit costs (primarily costs to exit the Canadian manufacturing facilities, lease exit costs and other costs). In the second quarter of 2009, we recorded a pre-tax restructuring charge of $1.9 million, which was comprised entirely of employee severance charges. In the first quarter of 2010, we recorded a pre-tax restructuring charge of $3.1 million, primarily related to workforce reductions in our European Modular Carpet operations.

RISK FACTORS

You should carefully consider the following factors, in addition to the other information included in this prospectus, before making an investment in the exchange notes. Any or all of the following risk factors could have a material adverse effect on our business, financial condition, results of operations and prospects.

General Business Risks

The Ongoing Worldwide Financial and Credit Crisis could have a Material Adverse Effect on our Business, Financial Condition and Results of Operations.

The ongoing worldwide financial and credit crisis has reduced the availability of liquidity and credit to fund the continuation and expansion of many business operations worldwide.  This shortage of liquidity and credit, combined with recent substantial losses in worldwide equity markets, could lead to an extended worldwide economic recession and result in a material adverse effect on our business, financial condition and results of operations.  Specifically, the limited availability of credit and liquidity adversely affects the ability of customers and suppliers to obtain financing for significant purchases and operations.  Consequently, customers may defer, delay or cancel renovation and construction projects where our carpet is used, resulting in decreased orders and sales for us, and they also may not be able to pay us for those products and services we already have provided to them.  For the same reasons, suppliers may not be able to produce and deliver raw materials and other goods and services that we have ordered from them, thus disrupting our own manufacturing operations.  In addition, our ability to obtain funding from capital markets may be severely restricted at a time when we would like, or need, to access those markets.  This inability to obtain that funding could prevent us from pursuing important strategic growth plans, from reacting to changing economic and business conditions, and from refinancing existing debt (which in turn could lead to a default on our debt).  The financial and credit crisis also could have an impact on the lenders under our credit facilities, causing them to fail to meet their obligations to provide us with loans and letters of credit, which are important sources of liquidity for us.

Our domestic revolving credit facility matures in December 2012.  We cannot assure you that we will be able to renegotiate or refinance this debt on commercially reasonable terms, or at all, especially given the ongoing worldwide financial and credit crisis.

Sales of Our Principal Products have been and may Continue to be Affected by Adverse Economic Cycles in the Renovation and Construction of Commercial and Institutional Buildings.

Sales of our principal products are related to the renovation and construction of commercial and institutional buildings. This activity is cyclical and has been affected by the strength of a country’s or region’s general economy, prevailing interest rates and other factors that lead to cost control measures by businesses and other users of commercial or institutional space. The effects of cyclicality upon the corporate office segment tend to be more pronounced than the effects upon the institutional segment. Historically, we have generated more sales in the corporate office segment than in any other market. The effects of cyclicality upon the new construction segment of the market also tend to be more pronounced than the effects upon the renovation segment. These effects may recur and could be more pronounced if the current global economic conditions do not improve or are further weakened.

We Compete with a Large Number of Manufacturers in the Highly Competitive Commercial Floorcovering Products Market, and Some of these Competitors have Greater Financial Resources than we do.

The commercial floorcovering industry is highly competitive. Globally, we compete for sales of floorcovering products with other carpet manufacturers and manufacturers of other types of floorcovering. Although the industry has experienced significant consolidation, a large number of manufacturers remain in the industry. Some of our competitors, including a number of large diversified domestic and foreign companies who manufacture modular carpet as one segment of their business, have greater financial resources than we do.

Our Success Depends Significantly Upon the Efforts, Abilities and Continued Service of our Senior Management Executives and our Principal Design Consultant, and our Loss of any of them could Affect us Adversely.

We believe that our success depends to a significant extent upon the efforts and abilities of our senior management executives. In addition, we rely significantly on the leadership that David Oakey of David Oakey Designs provides to our internal design staff. Specifically, David Oakey Designs provides product design/production engineering services to us under an exclusive consulting contract that contains non-competition covenants. Our current agreement with David Oakey Designs extends to April 2011. The loss of any of these key persons could have an adverse impact on our business because each has a great deal of knowledge, training and experience in the carpet industry – particularly in the areas of sales, marketing, operations, product design and management – and could not easily or quickly be replaced.

Our Substantial International Operations are Subject to Various Political, Economic and other Uncertainties that could Adversely Affect our Business Results, Including by Restrictive Taxation or other Government Regulation and by Foreign Currency Fluctuations.

We have substantial international operations. In 2009, approximately 49% of our net sales and a significant portion of our production were outside the United States, primarily in Europe and Asia-Pacific. Our corporate strategy includes the expansion and growth of our international business on a worldwide basis. As a result, our operations are subject to various political, economic and other uncertainties, including risks of restrictive taxation policies, changing political conditions and governmental regulations. We also make a substantial portion of our net sales in currencies other than U.S. dollars (approximately 47% of 2009 net sales), which subjects us to the risks inherent in currency translations. The scope and volume of our global operations make it impossible to eliminate completely all foreign currency translation risks as an influence on our financial results.

Large Increases in the Cost of Petroleum-Based Raw Materials could Adversely Affect us if we are Unable to Pass these Cost Increases Through to our Customers.

Petroleum-based products comprise the predominant portion of the cost of raw materials that we use in manufacturing. While we attempt to match cost increases with corresponding price increases, continued volatility in the cost of petroleum-based raw materials could adversely affect our financial results if we are unable to pass through such price increases to our customers.

Unanticipated Termination or Interruption of any of our Arrangements with our Primary Third Party Suppliers of Synthetic Fiber could Have a Material Adverse Effect on us.

The unanticipated termination or interruption of any of our supply arrangements with our current suppliers of synthetic fiber (nylon), which typically are not pursuant to long-term agreements, could have a material adverse effect on us because we do not have the capability to manufacture our own fiber for use in our carpet products.  If any of our supply arrangements with our primary suppliers of synthetic fiber is terminated or interrupted, we likely would incur increased manufacturing costs and experience delays in our manufacturing process (thus resulting in decreased sales and profitability) associated with shifting more of our synthetic fiber purchasing to another synthetic fiber supplier.

Our Earnings in a Future Period could be Adversely Affected by Non-Cash Adjustments to Goodwill, if a Future Test of Goodwill Assets Indicates a Material Impairment of those Assets.

As prescribed by accounting standards governing goodwill and other intangible assets, we undertake an annual review of the goodwill asset balance reflected in our financial statements. Our review is conducted during the fourth quarter of the year, unless there has been a triggering event prescribed by applicable accounting rules that warrants an earlier interim testing for possible goodwill impairment. In the past, we have had non-cash adjustments for goodwill impairment as a result of such testings ($61.2 million in 2008, $44.5 million in 2007, and $20.7 million in 2006). A future goodwill impairment test may result in a future non-cash adjustment, which could adversely affect our earnings for any such future period.

Our Chairman, Together with Other Insiders, Currently has Sufficient Voting Power to Elect a Majority of our Board of Directors.

Our Chairman, Ray C. Anderson, beneficially owns approximately 49% of our outstanding Class B common stock. The holders of the Class B common stock are entitled, as a class, to elect a majority of our Board of Directors. Therefore, Mr. Anderson, together with other insiders, has sufficient voting power to elect a majority of the Board of Directors. On all other matters submitted to the shareholders for a vote, the holders of the Class B common stock generally vote together as a single class with the holders of the Class A common stock. Mr. Anderson’s beneficial ownership of the outstanding Class A and Class B common stock combined is approximately 6%.

Risks Specific to Our Indebtedness and the Notes

In addition to the factors above relating generally to risks associated with our business (and, therefore, to any investment in us), you should also consider the following factors that represent special risks associated with an investment in the exchange notes.

Our Indebtedness, which is Significant in Relation to our Shareholders’ Equity, Requires us to Dedicate a Substantial Portion of our Cash Flow From Operations to Service Debt, Governs Certain other of our Activities, and could have Important Negative Consequences to Us.

Our indebtedness is significant in relation to our shareholders’ equity. As of October 3, 2010, our long-term debt totaled $256.1 million or approximately 49% of our total capitalization.  As a consequence of our level of indebtedness, a substantial portion of our cash flow from operations must be dedicated to debt service requirements. In addition, the terms of our primary revolving credit facility in the U.S., the indentures governing our 11.375% Senior Secured Notes due 2013 (the “11.375% Notes”) and 9.50% Senior Subordinated Notes due 2014 (the “9.50% Notes”) and the indenture that will govern the exchange notes limit our ability and the ability of our subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments or investments in certain situations, consummate certain asset sales, enter into certain transactions with affiliates, create liens, merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. They also require us to comply with certain other reporting, affirmative and negative covenants and, at times, meet certain financial tests. If we fail to satisfy these tests or comply with these covenants, a default may occur, in which case the lenders could accelerate the debt as well as any other debt to which cross-acceleration or cross-default provisions apply. We cannot assure you that we would be able to renegotiate, refinance or otherwise obtain the necessary funds to satisfy these obligations.

Our significant indebtedness could also have other important negative consequences to us, including:

•	making it more difficult for us to satisfy our obligations with respect to such indebtedness;

•	increasing our vulnerability to adverse general economic and industry conditions;

•	limiting our ability to obtain additional financing to fund capital expenditures, acquisitions or other growth initiatives, and other general corporate requirements;

•
requiring us to dedicate a substantial portion of our cash flow from operations to interest and principal payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures, acquisitions or other growth initiatives, and other general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	placing us at a competitive disadvantage compared to our less leveraged competitors; and

•	limiting our ability to refinance our existing indebtedness as it matures.

As a Result of our Holding Company Structure, the Exchange Notes will Effectively be Subordinated to Indebtedness of our Non-Guarantor Subsidiaries.

Our operations are conducted through our subsidiaries and, therefore, the exchange notes will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, other than subsidiaries that are guarantors of the exchange notes. We substantially depend on the earnings and cash flow of our subsidiaries and must rely upon distributions from our subsidiaries to meet our debt obligations, including our obligations with respect to the exchange notes. Any right of the holders of the exchange notes to participate in the assets of a non-guarantor subsidiary upon any liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors, including the lenders under our credit facilities and trade creditors. Our non-guarantor subsidiaries generated approximately 49% and 48% of our consolidated revenues for the nine-month period ended October 3, 2010 and fiscal year 2009, respectively, and held approximately 52% and 48% of our consolidated assets as of October 3, 2010 and January 3, 2010, respectively.

The Exchange Notes and the Guarantees will not be Secured by any of our Assets and therefore will be Effectively Subordinated to our Existing and Future Secured Indebtedness.

The exchange notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to our and the guarantors’ existing and future secured indebtedness, to the extent of the collateral securing such indebtedness.  As of January 2, 2011, we and the guarantors had no secured indebtedness, excluding approximately $8.1 million aggregate principal amount of 11.375% Notes.  The indenture governing the exchange notes will permit the incurrence of additional indebtedness, some of which may be secured.  See “Description of the Notes — Certain Covenants”.  In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, creditors whose indebtedness is secured by our assets or assets of the applicable guarantor will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such indebtedness, before any payment may be made with respect to the exchange notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the exchange notes and holders of the Notes may receive less, ratably, than holders of secured indebtedness.

Your Right to be Repaid would be Adversely Affected if a Court Determined that any of our Subsidiaries Made any Guarantee for Inadequate Consideration or with the Intent to Defraud Creditors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of any such subsidiary, if the subsidiary, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value in exchange for incurring those obligations; and

(1)  was insolvent or rendered insolvent by reason of that incurrence;

(2)  was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

(3)  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

Based on historical financial information, recent operating history and other factors, we believe that, after giving effect to each guarantee, our subsidiaries are not insolvent, do not have unreasonably small capital for the business in which they are engaged and have not incurred debts beyond their ability to pay those debts as they mature. Because the question of whether a transaction is a fraudulent conveyance is fact-based and fact-specific, a court might not agree with us. Neither our counsel nor counsel for the initial purchasers of the original notes has expressed any opinion as to federal or state laws relating to fraudulent transfers.

The Indenture Governing the Exchange Notes, as Well as Other Agreements Governing our Debt, Contain Covenants that may Restrict our Ability to Take Certain Corporate actions.

The indenture governing the exchange notes, as well as other agreements governing our debt, contain covenants that, among other things, restrict our ability and the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	pay dividends or make other distributions on, redeem or repurchase capital stock;

•	make investments or other restricted payments;

•	create liens on our assets;

•	sell all, or substantially all, of our assets;

•	sell securities of our subsidiaries;

•	engage in certain types of transactions with affiliates; and

•	enter into mergers, consolidations or sales of all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications and, with respect to the exchange notes, are described under the heading “Description of the Notes” in this prospectus. In addition, our domestic revolving credit facility also contains restrictive covenants, including requirements to maintain prescribed financial ratios in certain circumstances, and are also subject to a number of exceptions and qualifications. A failure to comply with the obligations contained in the instruments governing our debt could result in an event of default that would permit acceleration of the related debt and acceleration of debt under other instruments that may contain cross-default or cross-acceleration provisions. We are not sure whether we would have, or be able to obtain, sufficient funds to make any such accelerated payments.

You may be Unable to Sell your Exchange Notes if a Trading Market for the Exchange Notes does not Develop.

You may find it difficult to sell exchange notes because there was no public market for the exchange notes prior to this exchange offer and an active trading market for the exchange notes may not develop. The exchange notes will not be listed for trading on any securities exchange. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes.

We may not be Able to Repurchase Exchange Notes Upon a Change of Control that would be an Event of Default Under the Indenture.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes. Our domestic revolving credit facility limits our ability to repurchase the exchange notes without the approval of our lenders. In addition, it is possible that, even if such approval were obtained, we would not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes. Certain corporate events that would constitute a change of control under our other senior indebtedness might not constitute a change of control under these exchange notes. Such an occurrence would nonetheless constitute an event of default under our domestic revolving credit facility, entitling the lenders to, among other things, cause all our outstanding debt obligations thereunder to become due and payable, and to proceed against their collateral.

You may not be able to Sell the Original Notes if you do not Exchange them in this Offer.

If you hold original notes and do not exchange them in this offer, you will remain subject to the transfer restrictions applicable to the original notes and reflected in their legend.  We issued the original notes under exemptions from the registration requirements of the Securities Act and applicable state securities laws.  In general, holders of the original notes may not offer or sell them unless they are exempt from registration or registered under the Securities Act and applicable state securities laws.  We have agreed, in certain circumstances, to file a shelf registration statement covering resales of the original notes.  Except in those circumstances, we do not intend to register the original notes under the Securities Act.  After consummation of this exchange offer, we will have no further obligation to do so.  Additionally, there is no existing market for the original notes, and neither we nor any of our affiliates will make a market in the original notes.

If you tender original notes in this exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities.  If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.  Additionally, as a result of the exchange offer, it is expected that the aggregate principal amount of the original notes will decrease substantially.  As a result, it is unlikely that a liquid trading market will exist for the original notes at any time.  This lack of liquidity will make transactions more difficult and may reduce the trading price of the original notes.  See “The Exchange Offer” and “Description of the Notes — Exchange Offer; Registration Rights Agreement; Special Interest”.

USE OF PROCEEDS

This exchange offer is intended to satisfy obligations that we have under the registration rights agreement we entered into with the initial purchasers of the original notes.  We will not receive any proceeds from the issuance of the exchange notes.  In consideration for issuing the exchange notes, we will receive original notes in like principal amount.  The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except as described in “The Exchange Offer — Terms of the Exchange Offer”.  The original notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued.  Therefore, issuance of the exchange notes will not result in any increase in our outstanding debt.

The proceeds from the sale of the original notes (before deducting the initial purchasers’ discount and offering fees and expenses) were $275 million.  We used the net proceeds (plus cash on hand) in connection with the repurchase of approximately $141.9 million aggregate principal amount of the 11.375% Notes and approximately $98.5 million aggregate principal amount of the 9.50% Notes.  As a result, as of January 2, 2011, $8.1 million aggregate principal amount of the 11.375% Notes and $11.5 million aggregate principal amount of the $9.50% Notes remained outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of October 3, 2010, and on an as adjusted basis to give effect, as of such date, to the offering of the original notes and the application of the net proceeds of the offering. No adjustments have been made to reflect normal course operations by us, or other developments with our business, after October 3, 2010, and thus the as adjusted information provided below is not indicative of our actual cash position or capitalization at any date.  Also, no adjustments have been made for this offering, because we will receive no additional proceeds from the issuance of the exchange notes.  You should read this table in conjunction with the information contained in “Summary Financial and Other Data” in this prospectus and in our consolidated financial statements and notes thereto that are included in our filings with the SEC that are incorporated by reference into this prospectus.
	As of October 3, 2010
	Actual		As Adjusted
	(dollars in thousands)
Cash and cash equivalents............................................................................................................................................................................................	$80,854		$52,554	(1)

Long-term debt (including current maturities):
Revolving credit facilities(2)......................................................................................................................................................................................	—		—
11.375% Senior Secured Notes due 2013.................................................................................................................................................................	146,127	(3)	—	(1)
9.50% Senior Subordinated Notes due 2014...........................................................................................................................................................	110,000		—	(1)
7.625% Senior Notes due 2018(4).............................................................................................................................................................................	—		275,000
Total long-term debt.......................................................................................................................................................................................................	256,127		275,000
Total common shareholders’ equity(5).......................................................................................................................................................................	266,410		236,202
Total capitalization(6).....................................................................................................................................................................................................	$522,537		$511,202

____________

(1)
Assumes any 11.375% Notes and 9.50% Notes that were not validly tendered in the tender offer we conducted for such notes that expired on December 2, 2010 are subsequently repurchased or redeemed by us at a price equal to that paid for such notes validly tendered prior to the tender offer’s early tender deadline.  No assurance can be provided as to the actual prices that may be paid for any subsequent repurchase or redemption of such notes.

(2)
Our maximum borrowing capacity under our domestic revolving credit facility is $100.0 million (subject to a borrowing base), with an option to increase the maximum aggregate amount to $150.0 million (subject to a borrowing base) upon the satisfaction of certain conditions. As of October 3, 2010, there were no borrowings (and $8.1 million in letters of credit) outstanding under the facility, and we had $62.6 million of additional borrowing capacity thereunder. We also maintain, as of October 3, 2010, a €20 million European credit facility for borrowings and bank guarantees in varying aggregate amounts over time. As of October 3, 2010, there were no borrowings outstanding under the European facility, and we could have incurred approximately $27.3 million of borrowings thereunder.

(3)	Represents the balance of the outstanding 11.375% Notes net of the remaining unamortized original issue discount.

(4)
If and to the extent original notes are exchanged for exchange notes, this line item will then reflect exchange notes in addition to or in lieu of original notes, but the total amount of debt for this line item will remain the same.

(5)
The total common shareholders’ equity, as adjusted, reflects $24.6 million of expense, after tax, for the premium paid in connection with the tender for both the 11.375% Notes and the 9.50% Notes.  It also reflects an expense of $2.5 million, after tax, for the cancellation of the remaining $3.9 million of original issue discount related to the issuance of the 11.375% Notes.  In addition, it reflects an expense of $3.1 million, after tax, for the writedown of debt issuance costs related to the tender of the 11.375% Notes and the 9.50% Notes.

(6)	We define total capitalization as total shareholders’ equity and total long-term debt.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On December 3, 2010, we sold the original notes to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC and SunTrust Robinson Humphrey, Inc. (the “Initial Purchasers”).  The Initial Purchasers sold the original notes to institutional investors in reliance on Rule 144A and to non-U.S. persons in reliance on Regulation S promulgated by the SEC under the Securities Act.  When we sold the original notes, we and our subsidiary guarantors signed a registration rights agreement for the benefit of holders of original notes.  Under that agreement, we agreed to file a registration statement covering an offer to exchange the original notes for senior debt securities with substantially identical terms, primarily in order to eliminate the securities law transfer restrictions that are applicable to holders of the original notes.  We also agreed that if applicable law or SEC staff interpretations do not permit us to effect the exchange offer, if the exchange offer is not consummated within 180 days after the date we issued the original notes, or if any holder notifies us that it:

(1)      is prohibited by applicable law or SEC policy from participating in the exchange offer,

(2)	may not resell exchange notes to the public without delivering a prospectus and this prospectus is not appropriate or not available for such resales by such holder, or

(3)      is a broker-dealer and holds original notes acquired directly from us or an affiliate of us,

then, we and our subsidiary guarantors would use commercially reasonable best efforts to, as promptly as practicable, file a shelf registration statement covering resales of the original notes, and cause the shelf registration statement to be declared effective, and to remain current and effective until the earlier of one year after its effective date or when all the notes are sold under the shelf registration statement.  If we are required to do so, we will provide to each holder copies of the prospectus, notify each such holder when the shelf registration statement is effective, and take other actions as are required to permit unrestricted resales of the original notes. The interest rate on the original notes may increase if we do not comply with our obligations under the registration rights agreement.

Resale of Exchange Notes

We believe that holders of exchange notes issued in the exchange offer may generally offer them for resale and may resell or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act.  Our belief is based on existing SEC staff interpretations and is subject to the exceptions and qualifications described in “Plan of Distribution”.

Notwithstanding those beliefs, however, each holder of original notes who wishes to exchange them in the exchange offer will be required to make representations to us.  These include representations that the holder:

•	will acquire the exchange notes in the ordinary course of its business,

•	is not engaging in or intending to engage in a distribution of the exchange notes, and

•
has no arrangement or understanding with any person to participate in the distribution of the exchange notes, and is not our “affiliate”, as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act.

No holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes can rely on the SEC’s position in Exxon Capital, Morgan Stanley and Shearman & Sterling or other interpretative letters and must comply with the registration and prospectus delivery requirements of the Securities Act.  Any broker-dealer who holds exchange notes acquired for its own account as a result of market-making activities or other trading activities and who is participating in the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.  If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in Exxon Capital, Morgan Stanley and Shearman & Sterling or other interpretative letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

Terms of the Exchange Offer

We will accept for exchange all original notes properly tendered and not withdrawn prior to ____________, Eastern Time, on the date this offer expires.  The initial expiration date will be ______________, 2011.  We may extend the exchange offer in our discretion.  We will only accept original notes that are tendered in compliance with this prospectus and the terms of the letter of transmittal.  You must tender original notes only in $1,000 multiples, and the minimum amount you may tender is $2,000.  We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 in principal amount of original notes tendered and accepted for exchange.

The form and terms of the exchange notes are substantially the same as those of the original notes, except that the exchange notes are registered under the Securities Act.  Accordingly, the exchange notes will not bear legends restricting their transfer.  The terms of the exchange notes also do not include registration rights and penalty interest provisions applicable to the original notes.  The exchange notes evidence the same debt as the original notes.  We are issuing the exchange notes under the same indenture as the original notes.  The indenture treats the exchange notes and the original notes as a single class of debt securities and the exchange notes and the original notes are entitled to the same benefits under the indenture.

We are not conditioning this exchange offer upon any minimum aggregate principal amount of original notes being tendered for exchange.  Holders of original notes will not have any appraisal or dissenters’ rights in connection with the exchange offer.

As of the date of this prospectus, we have issued $275,000,000 in principal amount of the original notes, all of which remain outstanding.  We are sending this prospectus, together with the letter of transmittal, to all registered holders of original notes.  We will not fix a record date for determining registered holders of original notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC.  Any original notes not exchanged in the exchange offer will remain valid and continue to accrue interest.  Holders of such notes will remain entitled to the rights and benefits of the indenture and the registration rights agreement.

We will be deemed to have accepted tendered original notes for exchange only when, as, and if we so notify U.S. Bank National Association, the exchange agent, and have complied with the registration rights agreement.  We will deliver the exchange notes to U.S. Bank National Association, as agent for the tendering holders.

If, for any reason, we do not accept any tendered original notes for exchange, we will return them, without expense to the tendering holder, promptly after the expiration or termination of the exchange offer.

We will generally pay all charges and expenses in connection with the exchange offer and transfer taxes imposed in connection with the exchange of the original notes for exchange notes in the name of the registered holder of the original notes (as discussed in “The Exchange Offer — Transfer Taxes”).  We will not pay taxes imposed for any other reason, such as taxes imposed as a result of a requested issuance of exchange notes in the name of a person other than the registered holder of the original notes.  Tendering note holders will not be required to pay brokerage commissions or fees or, in most cases, transfer taxes, with respect to the exchange of their original notes in the exchange offer.  See “The Exchange Offer — Fees and Expenses”.

Extensions; Amendments; Termination

We may extend the exchange offer by oral notice followed by written notice to the exchange agent and will mail an announcement of the extension to the registered holders of the original notes.  The notice and mailing must occur prior to 9:00 a.m., Eastern Time, the next business day after the original expiration date.  During any extension, we may continue to accept for exchange any previously tendered original notes that have not been withdrawn.  During an extension, any holders who previously tendered original notes for exchange will be permitted to withdraw them.

We also reserve the right, in our sole discretion, to terminate the exchange offer if any of the conditions described in “The Exchange Offer — Conditions to the Exchange Offer” are not satisfied, or to amend the terms of the exchange offer in any manner.

We may terminate or amend the exchange offer by notice to the exchange agent.  We will also notify the registered holders of original notes of termination or amendment as promptly as practicable.  If we amend the exchange offer in a way we consider material, we will prepare a supplement to this prospectus in order to reflect the amendment and will distribute the prospectus supplement to the registered holders.  Depending upon the significance of the amendment and the means we choose to notify registered holders, we may extend the exchange offer, if we deem necessary, to allow registered holders time to consider the effect of the amendment.

Interest on the Exchange Notes

As with the original notes, we will pay interest on the exchange notes at an annual rate of 7 5/8%.  We will pay accrued interest semi-annually, on June 1 and December 1.  We will make our first interest payment on June 1, 2011  The first payment will include interest from the date we initially issue the exchange notes, plus any accrued interest on the original notes for the period from their initial issue through the date of exchange.  Once we issue the exchange notes, interest will no longer accrue on original notes accepted for exchange.

Conditions to the Exchange Offer

We are not required to accept any original notes for exchange, or to issue any exchange notes, and we may terminate the exchange offer before we accept any original notes for exchange, if:

•	any person sues, or threatens to sue, in any forum with respect to the exchange offer and, in our reasonable judgment, the suit might materially impair our ability to proceed with the exchange offer,

•
a government proposes, adopts or enacts any law, statute, rule or regulation, or the SEC staff interprets any existing law, statute, rule or regulation in a way that, we believe, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer, or

•	we do not receive any governmental approval that we, in our reasonable judgment, deem necessary to complete the exchange offer.

These conditions are for our sole benefit.  We may assert or waive any of them, in whole or part, at any time and from time to time, prior to the expiration of the exchange offer, in our reasonable judgment, whether or not we waive any other conditions of the exchange offer.  If a condition occurs, we must either waive it and proceed with the exchange offer or terminate the exchange offer.  Our failure or delay at any time prior to the expiration of the exchange offer to exercise any of these rights will not be deemed a waiver of any such rights.  The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances, provided that we will treat all tendering holders equally with respect to the same facts and circumstances.

In addition, we will not accept any original notes for exchange, and we will not issue any exchange notes, if the SEC has threatened or issued a stop order with respect to:

•	the registration statement of which this prospectus is a part, or

•	the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

You may only tender original notes held by you.  To tender such notes, unless the tender is made in book-entry form, you must complete, sign, and date the letter of transmittal or a facsimile of the letter of transmittal, as well as comply with one of the procedures below for actual delivery of the original notes to us.  Under specific circumstances described in the letter of transmittal, you must have your signature guaranteed.  You must mail or deliver the letter of transmittal to the exchange agent before ____________, Eastern Time, on __________, 2011, the day the offer expires.  In addition, either

•	you must deliver your original notes to the exchange agent with your letter of transmittal, or

•	you must comply with the guaranteed delivery procedures.

The exchange agent must receive the letter of transmittal and other required documents before ____________, Eastern Time, on __________, 2011, the date the offer expires.  Otherwise, we will not consider your notes to be properly tendered, and we will not accept them for exchange.  The exchange agent’s address is set forth on page 25 and also printed on the back cover page of this prospectus.  Do not send your letter of transmittal or any original notes to us.

We discuss the procedures for book entry transfer and guaranteed delivery in the next two sections below.

By tendering and not withdrawing original notes before the exchange offer expires, you agree to the terms and conditions described in this prospectus and the letter of transmittal.  No alternative, conditional, irregular or contingent tender of original notes will be accepted.

We recommend that you use an overnight or hand delivery service instead of regular mail.  In all cases, you should allow sufficient time for your tender materials to be delivered to the exchange agent before the offer expires.  You may ask your broker, dealer, commercial bank, trust company or other nominee to handle these formalities for you.  However, you are responsible for choosing how to deliver your original notes, the letter of transmittal and any other required documents to the exchange agent.  You alone bear the risk of non-delivery or late delivery.

If you wish to tender any original notes of which you are the beneficial owner but that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered holder as soon as possible and arrange with the registered holder to tender on your behalf.  If instead you wish to tender on your own behalf, you must first either:

•	arrange to re-register the original notes in your name, or

•	obtain a properly completed bond power from the registered holder of the original notes.

Please note that such a transfer of registered ownership may take considerable time.  We cannot assure you that you will be able to re-register your original notes before the exchange offer expires.

If the letter of transmittal is signed by anyone other than the registered holder of the tendered original notes, we will only accept the notes for exchange if:

•	the registered holder:

(a) endorses the original notes, or

(b) executes a properly completed bond power, and

•	an eligible guarantor institution guarantees the registered holder’s signature.

Eligible guarantor institutions are:

•	a member firm of a registered national securities exchange,

•	a member firm of the Financial Industry Regulatory Authority, Inc.,

•	a commercial bank or trust company having an office or correspondent in the United States, or

•	an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act and which is a member of a recognized signature guarantee program identified in the letter of transmittal.

The signature guarantee requirement does not apply to you if:

•	you do not check the “Special Issuance Instructions” or “Special Delivery Instructions” boxes on the letter of transmittal, or

•	you are tendering for the account of an eligible institution.

If you sign a letter of transmittal or any original notes or bond powers in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, corporate officer or other fiduciary or representative, you should indicate your capacity when signing.  You must provide with the letter of transmittal evidence satisfactory to us of your authority to act.

We will resolve all questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered original notes in our sole discretion.  Our determinations on these issues and our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  We reserve the right to reject:

•	any original notes that are not validly tendered, or

•	any original notes where our acceptance would, in the opinion of our counsel, be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes.  We may, in our discretion, allow tendering note holders an opportunity to cure any defects or irregularities with respect to particular original notes.  We will in all cases, however, treat tendering holders equally with respect to the same facts and circumstances in our exercise, or not, of the above rights.  Although we intend to notify holders of any defects or irregularities affecting their tenders, neither we, the exchange agent nor any other person shall be liable for any failure to give such notice.  We will not consider a holder to have tendered original notes until the holder cures, or we waive, all defects or irregularities.  Unless the holder instructs differently in the letter of transmittal, the exchange agent will return improperly tendered original notes to the tendering holder promptly after the exchange offer expires.

We will issue exchange notes only after the exchange agent timely receives:

   •           either:

        (a)           the tendered original notes, or

(b)	confirmation that they have been transferred by book entry into the exchange agent’s account at the Depository Trust Company,

•	a properly completed, duly executed letter of transmittal, and

•	all other documents that might be required as indicated above or in the letter of transmittal.

If we do not accept your tendered original notes for exchange for any reason, or if you submit more original notes than your letter of transmittal indicates you wish to exchange, we will return the unaccepted or excess original notes to you, without cost, promptly after the expiration or termination of the exchange offer.  If you tendered the original notes by book-entry transfer, we will have the unaccepted or excess original notes credited to an account maintained with the Depository Trust Company.

Book-Entry Transfer

Within two days after the date of this prospectus, the exchange agent will ask the Depository Trust Company to establish an account for purposes of receiving original notes tendered in connection with the exchange offer.  Any institution that is a participant in Depository Trust Company’s Automated Tender Offer Program (ATOP) may make book-entry delivery of the original notes through ATOP, which enables a custodial entity, and the beneficial owner on whose behalf the custodial entity is acting, to electronically agree to be bound by the letter of transmittal.  A letter of transmittal need not accompany tenders offered through ATOP.

If you deliver original notes by book-entry transfer, the Depository Trust Company must confirm to the exchange agent that the original notes have been transferred by book entry into the exchange agent’s account with Depository Trust Company.

Guaranteed Delivery Procedures

You may use the guaranteed delivery procedures we describe in this section if you wish to tender your original notes and either:

•	you do not have immediate access to your original notes;

•	you cannot deliver your original notes, the letter of transmittal or any other required document to the exchange agent before the offer expires; or

•	you are unable to complete the procedure for book-entry transfer on a timely basis.

The guaranteed delivery procedures require that:

•	the tender is made through an eligible institution;

•	the eligible institution, before the exchange offer expires, delivers a notice of guaranteed delivery (by fax, mail or hand delivery) to the exchange agent, which notice:

•      identifies the name and address of the holder,
•      identifies the registered number(s) and principal amount of the original notes tendered,
•      states that the original notes are being tendered, and
•
guarantees that the eligible institution will deliver the letter of transmittal, the original notes, and any other required documents to the exchange agent within three (3) Nasdaq trading days after the offer expires; and

•
the exchange agent actually receives the letter of transmittal, the tendered original notes, and all other required documents within three (3) Nasdaq trading days after the offer expires.  The eligible institution may deliver the original notes by book-entry transfer as described in the preceding section.

Upon request, the exchange agent will send a form of notice of guaranteed delivery to holders who wish to use these guaranteed delivery procedures.   If you use the guaranteed delivery procedures, you must comply with them within the time period described in this section.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of original notes at any time before ____________, Eastern Time, on __________, 2011, the day before the exchange offer expires.  If we extend the exchange offer beyond that date, you will be entitled to withdraw your tender of original notes during the extension period on the same terms described here for the initial offer period.

For your withdrawal to be effective, the exchange agent must receive a timely written notice of withdrawal at one of the addresses listed in the “Exchange Agent” section below.  The notice of withdrawal must:

•	identify the person who tendered the original notes,

•	identify the original notes to be withdrawn, including their principal amount(s), and

•	where certificates for original notes have been transmitted, specify the name of the registered holder of the original notes if different from the name of the withdrawing holder.

If the exchange agent has received certificates for original notes, then, before it will release the certificates, the withdrawing holder must also provide:

•	the serial numbers of the particular certificates to be withdrawn, and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is itself an eligible institution.

If you tendered original notes using the book-entry transfer procedures, we will have the original notes credited to an account maintained with the Depository Trust Company.  Your notice of withdrawal must specify the name and number of the account at the Depository Trust Company to which you want the withdrawn original notes credited.  Your notice of withdrawal must also comply with any procedures of the Depository Trust Company.

As mentioned earlier, we reserve the right to resolve all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.  Our determination on these issues will be final and binding on all parties.

We will treat any withdrawn original notes as not validly tendered, and will return them to their holder without cost, promptly after withdrawal.  You may re-tender any properly withdrawn original notes by again following the tender procedures described in this prospectus before the offer expires.

Exchange Agent

We have appointed U.S. Bank National Association as our exchange agent for this exchange offer.  You should contact the exchange agent with any questions or requests for:

•	assistance,

•	additional copies of this prospectus,

•	additional copies of the letter of transmittal, or

•	copies of the notice of guaranteed delivery.

You may contact the exchange agent as follows:

By Overnight Courier, Hand Delivery or Registered or Certified Mail:

U.S. Bank National Association
West Side Flats Operations Center
Attention: Specialized Finance
60 Livingston Avenue
Mail Station—EP-MN-WS2N
St. Paul, Minnesota 55107-2292

By Facsimile (Eligible Institutions Only): (651) 495-8158 Confirm by Telephone or for Information: (800) 934-6802

Fees and Expenses

We will pay the expenses of soliciting tenders.  We will make the principal solicitation by mail.  We may make additional solicitations by telegraph, facsimile or telephone.  We may also have our officers and regular employees make in-person solicitations.

We have not retained any dealer-manager in connection with the exchange offer.  We will not pay any broker-dealers or others to solicit acceptances of the exchange offer.  We will pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket expenses in connection with the exchange offer.

We estimate that we will incur and pay $100,000 in cash expenses in connection with the exchange offer.  These expenses include registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees, printing costs, and related fees and expenses.

Transfer Taxes

We will pay any transfer taxes imposed on the registered holder of original notes solely as a result of such holder’s tender thereof for exchange notes issued to such holders in the exchange offer.  We will not, however, pay any transfer taxes arising for any other reason.  The tendering holder will be required to pay any such other taxes, whether imposed on the registered holder or any other person.  For example, we will not pay taxes imposed on:

•	the transfer, issuance or delivery of unexchanged original notes to any person other than their registered holder, or

•	the registration of any original notes or exchange notes in the name of any person other than the tendering registered holder.

If the tendering holder does not provide with the letter of transmittal satisfactory evidence that it has paid or is exempt from any such other transfer taxes, such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

If you do not exchange your original notes in the exchange offer, your notes will continue to be subject to transfer restrictions, as reflected in their restrictive legends.  These restrictions apply because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.  In general, you may not offer or sell the original notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  We do not plan to register the original notes under the Securities Act.

The securities laws of some states and other jurisdictions also prohibit the offer or sale of the original notes (and the exchange notes) unless they have been registered under those laws or are exempt from their registration requirements.  We have agreed in the registration rights agreement, subject to limitations, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of such jurisdictions if a holder of exchange notes reasonably requests in writing.  We do not intend to register or qualify the original notes under any such laws.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

We derived certain of the summary consolidated financial and other data presented below from our audited consolidated financial statements and the notes thereto and our unaudited consolidated condensed financial statements and the notes thereto for the periods indicated. You should read the summary financial information presented below together with our audited consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and our unaudited consolidated condensed financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the nine months ended October 3, 2010, each of which is incorporated by reference into this prospectus.

	As of and for the Year Ended										As of and for the Nine Months Ended
	January 1, 2006		December 31, 2006		December 30, 2007		December 28, 2008		January 3, 2010		October 4, 2009		October 3, 2010
											(unaudited)
	(in thousands, except per share data and ratios)
Statement of Income Data:
Net sales	$786,924		$914,659		$1,081,273		$1,082,344		$859,888		$628,969		$696,502
Gross profit on sales	259,277		311,108		377,522		372,045		283,017		204,687		242,988
Selling, general and administrative expenses	181,561		211,487		246,258		258,198		218,322		160,122		176,597
Restructuring charge	—		—		—		10,975		7,627		7,627		3,131
Operating income	77,716		99,621		129,391		41,659		62,994		42,864		63,260
Interest expense	45,541		42,204		34,110		31,480		34,297		24,936		25,346
Income (loss) from continuing operations (1)(2)	15,933		36,235		58,972		(34,513)		12,673		6,115		22,456
Income (loss) per share attributable to Interface, Inc. common shareholders from continuing operations:
Basic	$0.29		$0.65		$0.94		$(0.58)		$0.19		$0.09		$0.34
Diluted	$0.28		$0.64		$0.93		$(0.58)		$0.19		$0.09		$0.34
Cash dividends per common share	$—		$—		$0.08		$0.12		$0.01		$0.0075		$0.0225
Other Data:
Adjusted EBITDA(3)	$98,164		$121,371		$151,878		$137,511		$89,884		$63,421		$85,644
Depreciation and amortization	20,448		21,750		22,487		23,664		25,189		18,856		19,253
Capital expenditures	19,354		28,540		40,592		29,300		8,753		9,897		18,443
Ratio of earnings to fixed charges(4)	1.5	x	2.0	x	3.1	x	1.2	x	1.5	x	1.4	x	2.1	x

	As of					As of
	January 1, 2006	December 31, 2006	December 30, 2007	December 28, 2008	January 3, 2010	October 4, 2009	October 3, 2010
						(unaudited)
(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$47,275	$109,157	$82,375	$71,757	$115,363	$105,938	$80,854
Accounts receivable, net	114,070	143,025	178,625	144,783	129,833	126,914	140,759
Inventories	87,823	112,293	125,789	128,923	112,249	119,744	133,774
Property and Equipment	115,890	134,631	161,874	160,717	162,269	163,321	166,093
Working capital	317,668	380,253	238,578	221,323	236,630	228,179	230,578
Current maturities of long-term debt	—	—	—	—	14,586	14,586	—
Total assets	838,990	928,340	835,232	706,035	727,239	724,381	730,929
Total long-term debt	458,000	411,365	310,000	287,588	280,184	279,870	256,127
Total shareholders’ equity(2)	176,485	279,900	301,116	217,437	246,181	243,293	266,410
Total capitalization(5)	634,485	691,265	611,116	505,025	540,951	537,749	522,537
____________

(1)	In the third quarter of 2007, we sold our Fabrics Group business segment. The data has been adjusted to reflect the discontinued operations of these businesses.

Included in our 2007 income from continuing operations is a loss of $1.9 million on the disposition of our Pandel business, which comprised our Specialty Products segment. Included in the 2008 loss from continuing operations is a non-cash charge of $61.2 million for impairment of goodwill of our Bentley Prince Street business segment, as well as tax expense of $13.3 million related to the anticipated repatriation in 2009 of foreign earnings. For further analysis, see the note entitled “Taxes on Income” in the notes to consolidated financial statements included in our 2009 Form 10-K incorporated by reference into this prospectus.

(2)
All periods presented have been adjusted to reflect the adoption of an accounting standard which governs the treatment of noncontrolling interests in consolidated financial statements. This standard was adopted by us in the first quarter of 2009.

(3)
Adjusted EBITDA represents operating income plus depreciation, amortization and certain other items, as indicated below. While adjusted EBITDA should not be construed as a substitute for operating income, which is determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is not necessarily a measure of our ability to fund cash needs. The following are our components of adjusted EBITDA:

	For the Year Ended					For the Nine Months Ended
	January 1, 2006	December 31, 2006	December 30, 2007	December 28, 2008	January 3, 2010	October 4, 2009	October 3, 2010
						(unaudited)
(dollars in thousands)
Operating income	$77,716	$99,621	$129,391	$41,659	$62,994	$42,864	$63,260
Depreciation and amortization	20,448	21,750	22,487	23,664	25,189	18,856	19,253
Goodwill impairment charges(6)	—	—	—	61,213	—	—	—
Restructuring charges(7)	—	—	—	10,975	7,627	7,627	3,131
Income from litigation settlements	—	—	—	—	(5,926)	(5,926)	—
Adjusted EBITDA	$98,164	$121,371	$151,878	$137,511	$89,884	$63,421	$85,644
____________

(4)
For purposes of computing the ratio of earnings to fixed charges: (a) fixed charges consist of interest on debt (including capitalized interest), amortization of debt expenses and a portion of rental expense determined to be representative of interest and (b) earnings consist of income (loss) from continuing operations before income taxes and fixed charges as described above.

(5)	Total capitalization includes long-term debt (including current maturities of long-term debt) and total common shareholders’ equity.

(6)
In the fourth quarter of 2008, we recognized a non-cash charge of $61.2 million for impairment of goodwill related to our Bentley Prince Street reporting unit. For further information, see the note entitled “Impairment of Goodwill” in our 2009 Form 10-K incorporated by reference into this prospectus.

(7)
In the fourth quarter of 2008, we recorded a pre-tax restructuring charge of $11.0 million, comprised of employee severance expense of $7.8 million, impairment of assets of $2.6 million, and other exit costs of $0.7 million (primarily related to lease exit costs and other closure activities). In the first quarter of 2009, we recorded a pre-tax restructuring charge of $5.7 million, comprised of $4.0 million of employee severance expense and $1.7 million of other exit costs (primarily costs to exit the Canadian manufacturing facilities, lease exit costs and other costs). In the second quarter of 2009, we recorded a pre-tax restructuring charge of $1.9 million, which was comprised entirely of employee severance charges. In the first quarter of 2010, we recorded a pre-tax restructuring charge of $3.1 million, primarily related to workforce reductions in our European Modular Carpet operations.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following description of some important terms of some of our indebtedness does not purport to be complete and does not contain all the information that is important to you. For a more complete understanding of such indebtedness, we encourage you to review the more detailed summary of our indebtedness under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our 2009 Form 10-K and Third Quarter 2010 Form 10-Q incorporated by reference into this prospectus and read the governing agreements and documents underlying our indebtedness, that can be found in the documents and reports incorporated by reference in this prospectus. (See “Incorporation of Certain Documents and Available Documents”.)

Domestic Revolving Credit Facility

We have a domestic revolving credit facility that provides for a maximum aggregate amount of loans and letters of credit of up to $100 million (with the option to increase it to a maximum of $150 million upon the satisfaction of certain conditions) at any one time, subject to the borrowing base described below. The key features of the domestic revolving credit facility are as follows:

•	The revolving credit facility currently matures on December 31, 2012;

•
The revolving credit facility includes a domestic U.S. dollar syndicated loan and letter of credit facility made available to Interface, Inc. up to the lesser of (1) $100 million, or (2) a borrowing base equal to the sum of specified percentages of eligible accounts receivable and inventory in the United States (the percentages and eligibility requirements for the borrowing base are specified in the credit facility), less certain reserves;

•
Advances under the revolving credit facility are secured by a first-priority lien on substantially all of Interface, Inc.’s assets and the assets of each of its material domestic subsidiaries, which have guaranteed the revolving credit facility; and

•
The revolving credit facility contains a financial covenant (a fixed charge coverage ratio test) that becomes effective in the event that our excess borrowing availability falls below $20 million. In such event, we must comply with the financial covenant for a period commencing on the last day of the fiscal quarter immediately preceding such event (unless such event occurs on the last day of a fiscal quarter, in which case the compliance period commences on such date) and ending on the last day of the fiscal quarter immediately following the fiscal quarter in which such event occurred.

The revolving credit facility also includes various reporting, affirmative and negative covenants, and other provisions that restrict our ability to take certain actions, including provisions that restrict our ability to repay our long-term indebtedness unless we meet a specified minimum excess availability test.

Interest Rates and Fees. Interest on base rate loans is charged at varying rates computed by applying a margin ranging from 1.75% to 2.50% over the applicable base interest rate (which is defined as the greatest of the prime rate, a specified federal funds rate plus 0.50%, or the one-month LIBOR rate), depending on our average excess borrowing availability during the most recently completed fiscal quarter.  Interest on LIBOR-based loans and fees for letters of credit are charged at varying rates computed by applying a margin ranging from 3.25% to 4.00% over the applicable LIBOR rate (but in no event less than the three-month LIBOR rate), depending on our average excess borrowing availability during the most recently completed fiscal quarter.  In addition, we pay an unused line fee of 0.75% per annum on the facility.

Prepayments. The revolving credit facility requires prepayment from the proceeds of certain asset sales.

Covenants. The revolving credit facility also limits our ability, among other things, to:

•	repay our other indebtedness prior to maturity unless we meet a specified minimum excess availability test;

•	incur indebtedness or contingent obligations;

•	make acquisitions of or investments in businesses (in excess of certain specified amounts);

•	sell or dispose of assets (in excess of certain specified amounts);

•	create or incur liens on assets; and

•	enter into sale and leaseback transactions.

We are presently in compliance with all covenants under the revolving credit facility and anticipate that we will remain in compliance with the covenants for the foreseeable future.

Events of Default. If we breach or fail to perform any of the affirmative or negative covenants under the revolving credit facility, or if other specified events occur (such as a bankruptcy or similar event or a change of control of Interface, Inc. or certain subsidiaries, or if we breach or fail to perform any covenant or agreement contained in any instrument relating to any of our other indebtedness exceeding $10 million), after giving effect to any applicable notice and right to cure provisions, an event of default will exist. If an event of default exists and is continuing, the lenders’ agent may, and upon the written request of a specified percentage of the lender group, shall:

•	declare all commitments of the lenders under the facility terminated;

•	declare all amounts outstanding or accrued thereunder immediately due and payable; and

•	exercise other rights and remedies available to them under the agreement and applicable law.

Collateral. The revolving credit facility is secured by substantially all of the assets of Interface, Inc. and its domestic subsidiaries (subject to exceptions for certain immaterial subsidiaries), including all of the stock of our domestic subsidiaries and up to 65% of the stock of our first-tier material foreign subsidiaries. If an event of default occurs under the revolving credit facility, the lenders’ collateral agent may, upon the request of a specified percentage of lenders, exercise remedies with respect to the collateral, including, in some instances, foreclosing mortgages on real estate assets, taking possession of or selling personal property assets, collecting accounts receivables, or exercising proxies to take control of the pledged stock of domestic and first-tier material foreign subsidiaries.

November 3, 2010 Amendment.  We entered into an amendment to the revolving credit facility on November 3, 2010 that provided for the lenders’ consent to the issuance of the Notes in accordance with certain terms and procedures, including the documentation related thereto.

As of October 3, 2010, and January 3, 2010, we had no borrowings outstanding under the facility. At October 3, 2010, we had $8.1 million outstanding in letters of credit under the facility. As of October 3, 2010, we could have incurred $62.6 million of additional borrowings under the facility.

Foreign Credit Facilities

Our European subsidiary Interface Europe B.V. and certain of Interface Europe B.V.’s subsidiaries have a Credit Agreement with ABN AMRO Bank N.V.  Under the Credit Agreement, ABN AMRO provides a credit facility, until further notice, for borrowings and bank guarantees in varying aggregate amounts over time as follows:

Time Period	Maximum Amount in Euros
(in millions)
October 1, 2010 — September 30, 2011...	20
October 1, 2011 — September 30, 2012...	14
From October 1, 2012...	8

Interest on borrowings under the facility is charged at varying rates computed by applying a margin of 1% over ABN AMRO’s euro base rate (consisting of the leading refinancing rate as determined from time to time by the European Central Bank plus a debit interest surcharge), which base rate is subject to a minimum of 3.5% per annum.  Fees on bank guarantees and documentary letters of credit are charged at a rate of 1% per annum or part thereof on the maximum amount and for the maximum duration of each guarantee or documentary letter of credit issued.  A facility fee of 0.5% per annum is payable with respect to the facility amount.  The facility is secured by liens on certain real property, personal property and other assets of our principal European subsidiaries.  The facility also includes certain financial covenants (which require the borrowers and their subsidiaries to maintain a minimum interest coverage ratio, total debt/EBITDA ratio and tangible net worth/total assets) and affirmative and negative covenants, and other provisions that restrict the borrowers’ ability (and the ability of certain of the borrowers’ subsidiaries) to take certain actions.  As of October 3, 2010, there were no borrowings outstanding under this facility.

Some of our other non-U.S. subsidiaries have an aggregate of the equivalent of $11.4 million of lines of credit available.  As of October 3, 2010, there were no borrowings outstanding under these lines of credit.

We are presently in compliance with all covenants under these foreign credit facilities and anticipate that we will remain in compliance with the covenants for the foreseeable future.

Senior and Senior Subordinated Notes

On December 3, 2010, we completed a private offering of $275 million aggregate principal amount of original notes.  In connection with the offering, we used the net proceeds from such offering (and cash on hand) to purchase approximately $141.9 million aggregate principal amount of the 11.375% Notes and approximately $98.5 million aggregate principal amount of the 9.50% Notes.

11.375% Senior Secured Notes

As of December 3, 2010, we had $8.1 million aggregate principal amount of 11.375% Senior Secured Notes due 2013 outstanding.  Interest on the 11.375% Notes is payable semi-annually on May 1 and November 1.

The 11.375% Notes are guaranteed, jointly and severally, on a senior secured basis by certain of our domestic subsidiaries.  The 11.375% Notes are secured by a second-priority lien on substantially all of our and certain of our domestic subsidiaries’ assets that secure our domestic revolving credit facility (discussed below) on a first-priority basis. The 11.375% Notes are redeemable for cash at any time prior to November 1, 2013, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus a make-whole premium.

9.50% Senior Subordinated Notes

As of December 3, 2010, we had $11.5 million in aggregate principal amount of 9.50% Notes due 2014 outstanding. Interest on the 9.50% Notes is payable semi-annually on February 1 and August 1 beginning August 1, 2004.

The 9.50% Notes are guaranteed, jointly and severally, on an unsecured senior subordinated basis by certain of our domestic subsidiaries. The 9.50% Notes became redeemable for cash after February 1, 2009, and are currently redeemable, at our option, in whole or in part, at a redemption price equal to 103.167% of the principal amount, plus accrued interest thereon to the date fixed for redemption. The redemption price declines to 101.583% on February 1, 2011.

7 5/8% Senior Notes

On December 3, 2010, we completed a private offering of $275 million aggregate principal amount of 7 5/8% Senior Notes due 2018.  Interest on the 7 5/8% Senior Notes due 2018 is payable semi-annually on June 1 and December 1 beginning June 1, 2011.

The 7 5/8% Notes are guaranteed, jointly and severally, on an unsecured senior basis by certain of our domestic subsidiaries. The notes were sold at a price of 100% of their face value, and the proceeds from the sale of the notes (before deducting the initial purchasers’ discount and offering fees and expenses) were $275 million.  We used the net proceeds (plus cash on hand) in connection with the repurchase of approximately $141.9 million aggregate principal amount of the 11.375% Notes and approximately $98.5 million aggregate principal amount of the 9.50% Notes.

DESCRIPTION OF THE NOTES

You can find the definitions of the capitalized terms used in this description under the subheading “— Certain Definitions”. In this description, the words “Company”, “we” or “us” refer only to Interface, Inc. and not to any of our subsidiaries. “Notes” refers to the original notes issued on the Issue Date, the exchange notes issued therefor pursuant to this exchange offer, and the possible Additional Notes.

The Company issued the original notes under an indenture (the “Indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following is a materially complete description of the material provisions of the Indenture. It does not restate the terms of the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes.  We have filed a copy of the Indenture as an exhibit to the Company’s current report on Form 8-K previously filed with the SEC on December 7, 2010.

Under the Indenture, we issued $275,000,000  aggregate principal amount of original notes and will issue $275,000,000 of exchange notes pursuant to this exchange offer if all of the original notes are properly tendered and not withdrawn, and are accepted by us.  We can issue Additional Notes as part of the same series or as an additional series. Any Additional Notes that we issue in the future will be identical in all respects to the Notes that we have already issued, except that the Additional Notes issued in the future will have different issuance prices and issuance dates.

Overview

The Notes

The Notes:

•	are general obligations of the Company;

•	are unsecured;

•
are pari passu in right of payment to all existing and future senior Indebtedness of the Company but effectively subordinated to all of the Company’s existing and future secured senior Indebtedness to the extent of the value of the collateral securing such secured senior Indebtedness;

•	are senior in right of payment to the Company’s existing subordinated Indebtedness and any future Indebtedness of the Company, which, by its terms, is subordinated to the Notes; and

•	are jointly and severally guaranteed by the Guarantors.

The Notes are issued only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Guarantees

The Guarantees of the Notes:

•	are general obligations of each Guarantor;

•	are unsecured;

•
are pari passu in right of payment to all existing and future senior Indebtedness of each Guarantor but effectively subordinated to each Guarantor’s secured senior Indebtedness to the extent of the value of the collateral securing such secured senior Indebtedness; and

•	are senior in right of payment to each Guarantor’s existing subordinated Indebtedness and any future Indebtedness of any Guarantor which, by its terms, is subordinated to the Guarantees.

Effect of Corporate Structure

Substantially all of the operations of the Company are conducted by Subsidiaries of the Company. Accordingly, the Company is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. The Subsidiaries of the Company that are not Material U.S. Subsidiaries will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The Guarantor Subsidiaries and the Company generated approximately 51% and 52% of our consolidated revenues for the nine month period ended  October 3, 2010 and in fiscal year 2009, respectively, and held approximately 48% and 52% of our consolidated assets as of October 3, 2010 and January 3, 2010, respectively. Due to the Company’s holding company structure, the Indebtedness represented by the Notes will be effectively subordinate in right of payment to all obligations of Subsidiaries of the Company, other than Subsidiaries that are Guarantors of the Notes. See “Risk Factors — Risks Specific to Our Indebtedness and the Notes”.

Ranking

The Notes and the Guarantees will represent unsecured senior obligations of the Company and the Guarantors and will rank pari passu in right of payment with other senior obligations of the Company and the Guarantors, respectively, but will be effectively subordinated to the Company’s and each Guarantor’s secured senior Indebtedness to the extent of the collateral securing such secured senior Indebtedness.  As of January 2, 2011, the Company had $8.1 million aggregate principal amount of secured senior Indebtedness.

Maturity, Interest and Principal

The Notes mature on December 1, 2018. The Notes bear interest at the rate of 7 5/8% per annum, and interest on the Notes is payable semi-annually on each June 1 and December 1, commencing June 1, 2011, to the holders of record of Notes at the close of business on the May 15 and November 15 immediately preceding such interest payment dates. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the “Issue Date”), except that interest on Additional Notes will accrue either from the most recent date to which interest has been paid on such Additional Notes, or, if no interest has been paid on such Additional Notes, from their original date of issue. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Notes

Subject to the limitations set forth under “— Certain Covenants — Limitations on Indebtedness and Issuance of Redeemable Capital Stock”, the Company may incur additional Indebtedness. At our option, such additional Indebtedness may consist of additional Notes (“Additional Notes”) issued in one or more transactions, which have identical terms (except for issuance prices and dates) as Notes issued on the Issue Date and exchange notes. Holders of Additional Notes would have the right to vote together with holders of Notes issued on the Issue Date and exchange notes as one class.

Mandatory Redemption

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption and Offer to Repurchase

Optional Redemption by the Company

At any time prior to December 1, 2014, the Notes are redeemable, in whole or in part, at the option of the Company, at any time and from time to time, at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including any Special Interest), if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

The Notes are redeemable, at the option of the Company, in whole or in part, at any time and from time to time, on or after December 1, 2014, at the relevant redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest (including any Special Interest), if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on December 1 of the years indicated below:

Year	Redemption Price
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

Prior to December 1, 2014, the Company may redeem during each 12-month period commencing with the Issue Date up to 10% of the sum of (i) the aggregate principal amount of Notes issued on the Issue Date (including, without duplication, any exchange notes thereafter issued) and (ii) each initial aggregate principal amount of any Additional Notes issued prior to such redemption date, at its option, from time to time, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest (including any Special Interest), if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

In addition, at any time prior to December 1, 2013, the Company may, on one or more occasions, redeem up to 35% of the sum of (i) the aggregate principal amount of Notes issued on the Issue Date (including, without duplication, any exchange notes thereafter issued) and (ii) each initial aggregate principal amount of any Additional Notes issued prior to such redemption date, at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings; provided that

(1)  at least 65% of the sum of (i) the aggregate principal amount of Notes issued on the Issue Date (including, without duplication, any exchange notes thereafter issued) and (ii) each initial aggregate principal amount of any Additional Notes issued prior to such redemption date, remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption occurs within 180 days of the date of the closing of the last such Public Equity Offering.

“Applicable Premium” means, with respect to any Note on any date of redemption, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (a) the present value at such redemption date of the sum of (1) 100% of the principal amount of such Note plus (2) all required interest payments due on such Note through December 1, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date of redemption (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to  December 1, 2014; provided, however, that if the period from the date of redemption to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Repurchase at the Option of Holders upon a Change of Control and Certain Asset Sales

In addition, as described below:

(1)  the Company is obligated, upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest, if any), in each case to the date of purchase; and

(2)  except during any period in which the Company and its Subsidiaries are not subject to the Suspended Covenants (as defined below under “— Certain Covenants — Limitation on Application of Certain Covenants”), the Company may be obligated to make an offer to purchase Notes with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest (including any Special Interest), if any, to the date of purchase.

See “— Certain Covenants — Change of Control” and “— Certain Covenants — Disposition of Proceeds of Asset Sales”.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)  if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2)  if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of a principal amount of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

The Guarantees

Each Material U.S. Subsidiary (other than a Securitization Entity) is and will continue to be a Guarantor unless released from its Guarantee. Each of the Guarantors has, for so long as it remains a Guarantor, unconditionally guaranteed on a senior and joint and several basis all of the Company’s obligations under the Notes, including its obligations to pay principal, premium, if any, Special Interest, if any, and interest with respect to the Notes. The Subsidiaries who were Guarantors as of the Issue Date, together with the Company, generated approximately 51% and 52% of our consolidated revenues for the nine month period ended October 3, 2010 and in fiscal year 2009, respectively, and held approximately 48% and 52% of our consolidated assets as of October 3, 2010 and January 3, 2010, respectively.

If the Company or any of its Subsidiaries acquire or form a Material U.S. Subsidiary (other than a Securitization Entity), the Company will cause any such Subsidiary to (1) execute and deliver to the Trustee a Guarantee in form and substance reasonably satisfactory to such Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes on a senior basis pari passu with the then existing Guarantees of the Notes, and (2) deliver to such Trustee an opinion of counsel reasonably satisfactory to such Trustee to the effect that a Guarantee has been duly executed and delivered by such Subsidiary and that such Subsidiary is in compliance with the terms of the Indenture.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Specific to Our Indebtedness and the Notes”.

A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another person unless either:

(1)   the person formed by or surviving any such consolidation or merger (other than the Company or another Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee and, immediately after giving effect to that transaction, no Default or Event of Default would exist, or

(2)  the Guarantee is released pursuant to the next sentence.

The Guarantee of a Guarantor will be released:

(1)   in connection with any sale or other disposition of all of the capital stock of such Guarantor (including a sale by way of merger or consolidation), if immediately after giving effect to such sale or other disposition, there is no Default or Event of Default that has occurred and is continuing,

(2)   if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture,

(3)   if there is a legal defeasance of the Notes as described under “— Legal Defeasance or Covenant Defeasance of Indenture”,

(4)   in connection with the sale or disposition of such Guarantor pursuant to, or in lieu of, the exercise by the lenders under the Amended Credit Agreement or by one or more holders of other secured Indebtedness of rights and remedies in respect of the capital stock of such Guarantor pledged or assigned to such lender or lenders or to such holder or holders to secure such Indebtedness, or

(5)   in connection with any other sale or other disposition of such Guarantor, the proceeds of which are used to permanently repay amounts available for borrowing under the Amended Credit Agreement or other secured Indebtedness secured by such capital stock.

Except as described above or in “— Certain Covenants” below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

Certain Covenants

The Indenture contains the following covenants, among others:

Limitations on Indebtedness and Issuance of Redeemable Capital Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to “incur”) any Indebtedness (including, without limitation, any Acquired Indebtedness) and it will not issue any Redeemable Capital Stock and will not permit any of its Restricted Subsidiaries to issue Redeemable Capital Stock; provided, however, that the Company or any of its Restricted Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Company may issue shares of Redeemable Capital Stock if:

(1)  at the time such additional Indebtedness is incurred or such Redeemable Capital Stock is issued, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1.0, and

(2)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following (each and all of the following, “Permitted Indebtedness”):

(1)  Indebtedness of the Company evidenced by the Notes issued on the Issue Date and constituting the Exchange Notes,

(2)  Indebtedness of any Guarantor evidenced by its Guarantee of the Notes, the Exchange Notes or in respect of Additional Notes issued in accordance with the Indenture,

(3)  Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date,

(4)  Indebtedness of the Company and its Subsidiaries in respect of the Amended Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) the Borrowing Base (ii) $160,000,000 or (iii) the product of (x) 2.0 and (y) Consolidated Cash Flow Available for Fixed Charges of the Company, for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date on which such Indebtedness is incurred (provided that, for purposes of this clause (4)(iii), Consolidated Cash Flow Available for Fixed Charges will be adjusted to give pro forma effect to such incurrence of Indebtedness as if the same had occurred on the first day of such period), less, in each case, the sum of

(A)  amounts (without duplication) at any one time outstanding under Receivables Securitization Agreements as of the end of the most recently completed fiscal quarter for which financial statements are available, and

(B)   the aggregate amount of all Net Cash Proceeds of Asset Sales used to repay borrowings under the Amended Credit Agreement pursuant to the covenant described under the caption “— Certain Covenants — Disposition of Proceeds of Asset Sales” to the extent such repayments are required to permanently reduce the commitments under the Amended Credit Agreement pursuant to such covenant, it being understood that any amounts outstanding under the Amended Credit Agreement on the Issue Date are deemed to be incurred under this clause (4),

(5)  Indebtedness of the Company and its Subsidiaries in respect of the European Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed €32,000,000,

(6)  Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company, and Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in either case:

(A)  any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise not incurred in violation of this covenant, and

(B)   the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate,

(7)  Indebtedness of a Wholly Owned Subsidiary owed to and held by the Company or another Wholly Owned Subsidiary, provided that each loan or other extension of credit:

(A)  made by a Guarantor to a Subsidiary that is not a Guarantor shall not be subordinated to other obligations of such Subsidiary, and

(B)   made to a Guarantor by another Subsidiary that is not a Guarantor shall be made on a subordinated basis to the Guarantee,

except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by the Company or a Wholly Owned Subsidiary (other than to the Company or to a Wholly Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which holds Indebtedness of another Wholly Owned Subsidiary such that it ceases to be a Wholly Owned Subsidiary of the Company shall, in each case and without duplication, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this covenant,

(8)  Indebtedness of the Company owed to and held by a Wholly Owned Subsidiary of the Company, provided that each loan or other extension of credit made by a Subsidiary that is not a Guarantor shall be subordinated in right of payment to the payment and performance of the Company’s obligations under the Indenture and the Notes, except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by a Wholly Owned Subsidiary of the Company (other than to another Wholly Owned Subsidiary of the Company), and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Subsidiary shall, in each case and without duplication, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant,

(9)  Indebtedness in respect of Currency Agreements; provided that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder,

(10)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence,

(11)  Indebtedness of the Company or any of its Subsidiaries evidenced by guarantees of any Permitted Indebtedness subject to the requirement for Subsidiaries to guarantee the Notes as described above under the heading “— Overview — The Guarantees”,

(12)  Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business,

(13)  Indebtedness incurred with respect to:

(A)   letters of credit issued for the account of the Company or any Subsidiary of the Company pursuant to the Amended Credit Agreement, subject to clause (4) above and the limitations set forth therein,

(B)    letters of credit or bank guarantees issued for the account of the Company or any Subsidiary of the Company pursuant to the European Credit Agreement, subject to clause (5) above and the limitations set forth therein, and

(C)     unsecured letters of credit or bank guarantees, in addition to those described in clause (12) above, issued for the account of the Company or any Subsidiary of the Company in the ordinary course of business in an aggregate outstanding stated amount not to exceed $5,000,000,

(14)   Indebtedness, if any, owing or incurred by the Company or any Subsidiary in connection with sales of receivables of the Company or any Subsidiary pursuant to Receivables Securitization Agreements in connection with one or more Qualified Securitization Transactions (including, if and as applicable, and without limitation, any Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction),

(15)   Indebtedness in respect of purchase money obligations, the incurrence of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal property (whether through the direct purchase of assets or the Capital Stock of any person owning such assets), in each case incurred (x) within 180 days before or after the acquisition, construction, development or improvement of the related asset in the case of the initial financing of all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or one or more of its Subsidiaries, or (y) the refinancing of Indebtedness described in clause (x), in an aggregate principal amount pursuant to this clause (15) not to exceed $20,000,000 at any time outstanding,

(16)   Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (1) through (15) above, in an aggregate principal amount outstanding at any time not exceeding $50,000,000, and

(17)   Permitted Refinancing Indebtedness, which means:

(A)   Indebtedness of the Company, the proceeds of which are used with reasonable promptness to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive refinancings thereof) any Indebtedness of the Company or any of its Subsidiaries, and

(B)    Indebtedness of any Subsidiary of the Company, the proceeds of which are used with reasonable promptness to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive refinancings thereof) any Indebtedness of such Subsidiary, in each case to the extent the Indebtedness to be refinanced was incurred pursuant to clauses (1), (2) or (3) above or this clause (17) or is originally incurred pursuant to the proviso with respect to the Consolidated Fixed Charge Coverage Ratio test described in the first paragraph of this description of the “— Certain Covenants — Limitations on Indebtedness and Issuance of Redeemable Capital Stock” covenant.

Furthermore, in order to be Permitted Refinancing Indebtedness under this clause (17), the principal amount of Indebtedness incurred pursuant to this clause (17) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) cannot:

(C)    exceed the sum of the principal amount of Indebtedness so refinanced (except where the amount of any excess is permitted pursuant to another clause of this covenant), plus the amount of any premium or other amount required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium or other amount reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, and

(D)    in the case of Indebtedness incurred by the Company or a Guarantor pursuant to this clause (17), (i) to refinance Subordinated Indebtedness, such Indebtedness (I) has no scheduled principal payment prior to the 91st day after the final maturity date of the Subordinated Indebtedness refinanced, (II) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness refinanced, and (III) is subordinated to the Notes or the Guarantees, as the case may be, in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes or the Guarantees, as the case may be, and (ii) to refinance other Senior Indebtedness, such Indebtedness (I) has no scheduled principal payment date prior to the 91st day after the final maturity date of the Senior Indebtedness refinanced, (II) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced, and (III) constitutes other Senior Indebtedness or Subordinated Indebtedness.

Limitation on Restricted Payments

Unless the conditions set forth in the following clauses (5), (6) and (7) exist or are satisfied, as the case may be, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(1)   declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries, or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries, other than:

(A)  dividends or distributions payable solely in Capital Stock of the Company (but not Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock),

(B)   the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company, and

(C)   the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis,

(2)   purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries, other than any such Capital Stock owned by a Wholly Owned Subsidiary of the Company,

(3)   make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness, other than:

(A)  any Indebtedness owed by the Company or a Wholly Owned Subsidiary of the Company to the Company or any Guarantor,

(B)   any Indebtedness owed by the Company under the 9.50% Notes in an amount not to exceed the principal amount of the 9.50% Notes that remained outstanding after the completion of the tender offer conducted with respect thereto, or

(C)   any Indebtedness purchased pursuant to an Asset Sale Offer or a Change in Control Offer, or

(4)   make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses (1), (2) and (3) and this clause (4), except as excluded therein or herein, are collectively referred to as “Restricted Payments”).

The restrictions set forth in the preceding clauses (1), (2), (3) and (4) shall not apply if, at the time of, and after giving effect to, the proposed Restricted Payment:

(5)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

(6)   immediately prior to and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the Reference Period, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Limitations on Indebtedness and Issuance of Redeemable Capital Stock” (assuming a market rate of interest with respect to such additional Indebtedness), and

(7)   such proposed Restricted Payment, together with the aggregate amount of all Restricted Payments declared or made by the Company and its Subsidiaries from and after the Issue Date would not exceed the sum of:

(A)   50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company ended July 5, 2009 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, such deficit amount shall not be included in the calculation under this clause (7)), plus

(B)    the aggregate net cash proceeds and the Fair Market Value of any property other than cash received by the Company either (i) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (ii) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date, plus

(C)    in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (4) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus

(D)    $50,000,000.

The amount of any Restricted Payment, if other than cash, will be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Furthermore, for purposes of the preceding clause (7), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights to purchase Capital Stock will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

None of the foregoing provisions prohibits:

(1)   the payment of the Company’s regular quarterly cash dividend in an aggregate amount not to exceed $15,000,000 per fiscal year, or

(2)   the payment of any dividend within 60 days after the date of its declaration, if, at the date of declaration, such payment would have complied with the provisions of the Indenture,

(3)   the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (B) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (7) of the description of Restricted Payments,

(4)   any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (B) issue and sale of (i) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (7) of the description of Restricted Payments; or (ii) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness that (I) has no scheduled principal payment date prior to the 91st day after the final maturity date of the Indebtedness refinanced, (II) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced and (III) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired,

(5)   Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under “— Certain Covenants — Disposition of Proceeds of Asset Sales” below,

(6)   repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $2,000,000 in any calendar year, and

(7)   any purchase, redemption, defeasance, acquisition or retirement of Capital Stock (other than Redeemable Capital Stock, but including cash settlements of stock options) of the Company from current or former directors, officers or employees of the Company or any of its Subsidiaries in connection with awards, the vesting of awards or the exercise of awards under any of the Company’s stock plans approved by its Board of Directors, in an aggregate amount not to exceed $1,000,000 in any fiscal year (provided, however, that if the actual aggregate amount of such purchases, redemptions, defeasances, acquisitions or retirements of the Capital Stock made during any such fiscal year (the “Repurchase Amount”) is less than $1,000,000 (the “Repurchase Limit”), then the applicable limit for the immediately succeeding fiscal year shall be increased by an amount equal to the difference between the Repurchase Limit and the Repurchase Amount) but in no event exceeding an aggregate amount of $2,000,000 in any calendar year, or $10,000,000 in the aggregate, during the term of the Notes.

Furthermore, in computing the amount of Restricted Payments previously made for purposes of the preceding clause (7) of the conditions to making Investments constituting Restricted Payments described above, (i) Investments and repurchases made under clauses (5), (6) and (7) of the above exclusions shall be included as if they were Restricted Payments and (ii) Investments and repurchases made under clauses (1), (2), (3) and (4) above shall not be so included.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist (collectively, “incur”) any Liens, other than Permitted Liens, on or with respect to any of its Assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without securing the Notes and all other amounts due under the Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may incur Liens that would otherwise be subject to the restrictions set forth in the preceding paragraph if, after giving effect thereto and at the time of determination, the sum of (1) the Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted under clauses (1) through (15) of the definition of “Permitted Liens” and (2) Attributable Liens of the Company and its Subsidiaries incurred after the Issue Date does not exceed 5.0% of Consolidated Net Assets.

Change of Control

Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase (a “Change of Control Offer”) on a business day (the “Change of Control Purchase Date”) not more than 45 nor less than 30 days following the mailing of the notice described in the second paragraph below to holders of the Notes, all of the then outstanding Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, premium, if any, and Special Interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 15 days and until the close of business on the Change of Control Purchase Date.

Within 30 days following a Change of Control and prior to the mailing of the notice to the holders of the Notes provided for in the next paragraph, we will be obligated to either (1) repay in full all Indebtedness under the Amended Credit Agreement and terminate the commitments of the lenders thereunder, or (2) obtain the requisite consent under the Amended Credit Agreement to permit the repurchase of the Notes as provided herein. We must comply with the provisions of the Indenture described in this paragraph before we will be required to repurchase the Notes, but if we fail to comply with our obligation to offer to repurchase the Notes upon a Change of Control, such failure will constitute an Event of Default under the Indenture.

In order to effect the Change of Control Offer, the Company will, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Amended Credit Agreement and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. The Company’s obligations under the Amended Credit Agreement represent obligations pari passu in right of payment to the Notes; however, such obligations are secured by various Liens. Because the lenders under the Amended Credit Agreement will be entitled to a claim on the secured Assets, such lenders are likely to be paid in full before any distribution is made to the holders of the Notes or holders of other senior, non-secured Indebtedness (although the failure by the Company to comply with its obligations in the event of a Change of Control will constitute a default under the Notes).  There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the Amended Credit Agreement or under existing or future Senior Indebtedness with change of control provisions or restrictions or to fund the purchase of the Notes upon a Change of Control.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company, and the third party thereafter purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another person or group may be uncertain.

We will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, if a Change of Control occurs and we are required to purchase Notes as described above.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. Although the existence of a holder’s right to require us to repurchase Notes in respect of a Change of Control may deter a third party from acquiring us in a transaction that constitutes a Change of Control, the provisions of the Indenture relating to a Change of Control in and of themselves may not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, recapitalization, restructuring, merger or similar transaction involving the Company that may adversely affect holders, if such transaction is not the type of transaction included within the definition of a Change in Control.

Disposition of Proceeds of Asset Sales

The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless:

(1)   the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares of Capital Stock or assets sold or otherwise disposed of; and

(2)   at least 70% of such consideration consists of cash or Cash Equivalents.

Within 15 months after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Subsidiary, as the case may be) may, at its option, apply such Net Cash Proceeds:

(1)   to permanently repay First Lien Obligations (including by way of cash collateralization of outstanding letters of credit); provided, however, that any Net Cash Proceeds used to repay First Lien Obligations shall permanently reduce dollar for dollar the amount of Indebtedness that may be incurred pursuant to clause (4) of the exceptions to the Limitations on Indebtedness and Issuance of Redeemable Capital Stock described above under such heading, but, further provided, that any procedure by which funds of the Company or any Subsidiary thereof in any deposit or investment account maintained with the First-Lien Agent (or any successor agent under the Amended Credit Agreement) are in the normal course of business automatically swept to repay First Lien Obligations shall not be deemed to constitute a repayment thereunder by the Company for purposes of this paragraph or such clause (4),

(2)   to repay or acquire other Senior Indebtedness, provided, however, that any Net Cash Proceeds used to repay or acquire other Senior Indebtedness shall permanently reduce such Senior Indebtedness, and the Company shall cancel any such acquired Senior Indebtedness, or

(3)   to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds” subject to disposition as provided below. When the aggregate amount of Excess Proceeds equals or exceeds $ 25,000,000, the Company shall make an offer to purchase (an “Asset Sale Offer”), from all holders of the Notes and from all holders of other Indebtedness that is pari passu in right of payment with the Notes and containing similar rights in the event of an Asset Sale (“Tenderable Indebtedness”) not more than 40 business days thereafter, an aggregate principal amount of Notes and such other Tenderable Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will, in the case of the Notes, be equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest (including Special Interest, if any) to the purchase date and will be payable in cash, and, in the case of any other Tenderable Indebtedness incurred after the Issue Date, would be equal to the price specified in or permitted by such other Tenderable Indebtedness and will be payable as provided therein (provided that such price shall not exceed 100% of the outstanding principal amount of the Tenderable Indebtedness being purchased). To the extent that the aggregate principal amount of Notes and other Tenderable Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such residue for general corporate purposes. If the aggregate principal amount of Notes and other Tenderable Indebtedness validly tendered into such Asset Sale Offer and not withdrawn by holders thereof exceeds the Excess Proceeds, then the Notes and Tenderable Indebtedness so tendered will be selected on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

Pending the final application of any such Net Cash Proceeds, the Company (or the applicable Subsidiary, as the case may be) may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

Limitation on Transactions with Interested Persons

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with the Indenture) of 5% or more of the Company’s Common Stock at any time outstanding (“Interested Persons”), unless:

(1)   such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons,

(2)   with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000 and less than $10,000,000, the Company has delivered an officer’s certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (1),

(3)   with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000 and less than $25,000,000, the Company has delivered to the Trustee a board resolution approved by a majority of disinterested members of the Board of Directors ratifying such transaction or series of transactions, along with an officer’s certificate attesting to such resolution, and

(4)   with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, (or a transaction described in clause (3) of this paragraph for which there are not disinterested members of the Board of Directors to approve the transaction as required above), the Company has delivered to the Trustee a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view.

The following will not be deemed to be transactions with Affiliates or Interested Persons and, therefore, will not be subject to the provisions described in the prior paragraph:

(1)   payment of dividends in respect of its Capital Stock permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments” above,

(2)   payment of reasonable and customary fees to directors of the Company who are not employees of the Company,

(3)   incurrence or payment of loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary, not in excess of $1,000,000 in the aggregate at any one time outstanding,

(4)   any transaction or series of related transactions of the Company with or for the benefit of any one or more of its Subsidiaries or of any one or more of the Company’s Subsidiaries with, or for the benefit of, the Company, or

(5)   any compensatory plan or transaction (or arrangement in support of, or reasonably and directly related to, any compensatory plan or transaction) of or by the Company or any Subsidiary for the benefit of employees or directors.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

(1)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,

(2)   pay any Indebtedness owed to the Company or any other Subsidiary of the Company,

(3)   make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company,

(4)   transfer any of its properties or assets to the Company or any other Subsidiary of the Company, or

(5)   guarantee any Indebtedness of the Company or any other Subsidiary of the Company.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)   applicable law,

(2)   customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company,

(3)   customary restrictions on transfers of property subject to a Lien permitted under the Indenture that could not materially adversely affect the Company’s ability to satisfy its obligations under the Indenture and the Notes,

(4)   any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired,

(5)   provisions contained in agreements or instruments relating to Indebtedness that prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, and

(6)   encumbrances and restrictions under the 11.375% Notes, the 9.50% Notes, the Amended Credit Agreement, the European Credit Agreement, the Receivables Securitization Agreements and other Senior Indebtedness, in each case, in effect on the Issue Date, and encumbrances and restrictions in permitted refinancings or replacements thereof, that are no less favorable to the holders of the Notes than those contained in the 11.375% Notes, the 9.50% Notes, the Amended Credit Agreement, the European Credit Agreement, the Receivables Securitization Agreements or in the Senior Indebtedness so refinanced or replaced.

Reporting Requirements

The Company will file with the SEC the annual reports, quarterly reports and other documents required to be filed (or furnished) with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will deliver to the Trustee within 15 days after the date it is required to make (or, if applicable, furnish) such filings (including as such date may be extended under any applicable time period pursuant to Rule 12b-25 under the Exchange Act) with the SEC (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make or furnish such filing) copies of such reports and documents; provided, however, that the filing of any such document with the SEC in a publicly-available format on the SEC’s EDGAR system, or any successor thereto, shall be deemed to constitute delivery of such document to the Trustee.

Rule 144A Information Requirement

If at any time the Company is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the holders or beneficial holders of the Notes and prospective purchasers of the Notes designated by the holders of the Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Subsidiaries to, enter into a sale and leaseback transaction; provided that the Company or any Subsidiary may enter into a sale and leaseback transaction if:

(1)   the Company or that Subsidiary, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction under the Consolidated Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Certain Covenants — Limitations on Indebtedness and Issuance of Redeemable Capital Stock” and (B) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Certain Covenants — Limitation on Liens”; provided, however, that clause (A) of this clause (1) shall be suspended during any period in which the Company and its Subsidiaries are not subject to the Suspended Covenants;

(2)   the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, which (if in excess of $10,000,000) will be determined in good faith by the Board of Directors and set forth in an officer’s certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

(3)   the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Optional Redemption and Offer to Repurchase — Repurchase at the Option of Holders upon a Change of Control and Certain Asset Sales”.

Merger, Sale of Assets, Etc.

The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

(1)   either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect,

(2)   immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing,

(3)   the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Indebtedness and Issuance of Redeemable Capital Stock” above (assuming a market rate of interest with respect to such additional Indebtedness), and

(4)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions ; provided, however, that this clause (4) shall be suspended during any period in which the Company and its Subsidiaries are not subject to the Suspended Covenants.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that, solely for purposes of computing amounts described in clause (7) of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” above, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the Surviving Entity, then the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

Limitation on Applicability of Certain Covenants

During any period of time that the rating assigned to the Notes by both S&P and Moody’s (collectively, the “Rating Agencies”) is no less than BBB- and Baa3, respectively (an “Investment Grade Rating”), and no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries will not be subject to the provisions of the Indenture described under the captions:

•      “Limitations on Indebtedness and Issuance of Redeemable Capital Stock”,

•      “Limitation on Restricted Payments”,

•      “Disposition of Proceeds of Asset Sales”,

•      “Limitation on Transactions with Interested Persons”,

•      “Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries”,

•      “Sale and Leaseback Transactions” (but only as described in such discussion), and

•      “Merger, Sale of Assets, Etc,” (but only as described in such discussion) (collectively, the “Suspended Covenants”).

If, at any time following such a suspension of the above provisions, the Notes do not continue to have an Investment Grade Rating from at least one of the Rating Agencies, then the suspension will end and the Company and its Subsidiaries will again be subject to the Suspended Covenants (until at least one of the Rating Agencies has again assigned an Investment Grade Rating to the Notes). Compliance with the Suspended Covenants with respect to Restricted Payments made after the time that the suspension ended will be calculated in accordance with the covenant described under the heading “— Certain Covenants — Limitation on Restricted Payments” as if such covenant had been in effect at all times after the date of the Indenture.

The Notes are expected to be subject to all covenants in the Indenture as of the anticipated closing date.

Designation of Unrestricted Subsidiaries

The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if no Default or Event of Default would occur or be continuing immediately after such designation and taking into effect the designation. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Subsidiary if the redesignation would not cause a Default or Event of Default as a result of such designation; provided, however, that the Company shall not be permitted to redesignate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such redesignation, (1) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Indebtedness and Issuance of Redeemable Capital Stock” above (assuming a market rate of interest with respect to such Indebtedness) and (2) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. After a redesignation of an Unrestricted Subsidiary back to a Subsidiary, the Company may not thereafter designate such Subsidiary as an Unrestricted Subsidiary.

If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments” or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such designated Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Events of Default

The following are “Events of Default” under the Indenture:

(1)   default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise),

(2)   default in the payment of an installment of interest (including Special Interest, if any) on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days,

(3)   failure to perform or observe any other term, covenant or agreement contained in the Notes, the Indenture or any Guarantee (other than a default specified in clause (1) or (2) above) and such default continues for a period of 60 days after written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding,

(4)   default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $50,000,000, individually or in the aggregate, and either (A) such Indebtedness is already due and payable in full or (B) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness,

(5)   one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $50,000,000, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded, and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect,

(6)   any Guarantee issued by a Guarantor, which is also a Significant Subsidiary of the Company, ceases to be in full force and effect or is declared null and void, or any such Guarantor denies that it has any further liability under any such Guarantee or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a “Notice of Default”) requiring such Guarantor and the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding, or

(7)   certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

If an Event of Default (other than as specified in clause (7) above) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable; provided, however, that, for so long as the Amended Credit Agreement is in effect, such declaration shall not become effective until the earlier of (10) ten business days following delivery of written notice to the First-Lien Agent thereunder of the intention to accelerate the maturity of the Notes, or (2) the acceleration of the maturity of the Indebtedness under the Amended Credit Agreement.

If an Event of Default specified in clause (7) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest (including Special Interest), if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

(1)   the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes, (C) the principal of, premium, if any, and Special Interest, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest, overdue principal and Special Interest, if any, at the rate borne by the Notes that have become due otherwise than by such declaration of acceleration,

(2)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

(3)   all Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, Special Interest, if any, or interest on any Note, or in respect of a covenant or provision that under the Indenture that cannot be modified or amended without the consent of the holder of each Note outstanding.

No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or any remedy thereunder, unless:

(1)   the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture,

(2)   the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, and

(3)   the Trustee, within such 30-day period, has not received directions inconsistent with such written request from holders of a majority in aggregate principal amount of the outstanding Notes.

Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers determines in good faith that withholding the notice is in the interest of the holders of the Notes.

The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within 30 days of any event that is, or after notice or lapse of time or both would become, an Event of Default.

Legal Defeasance or Covenant Defeasance of Indenture

Upon satisfaction of certain special requirements, the Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Notes (“legal defeasance”). Such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1)   the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, interest, and Special Interest, if any, on such Notes when such payments are due,

(2)   the Company’s obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes,

(3)   the rights, powers, trusts, duties and immunities of the Trustee, and

(4)   the legal defeasance provisions of the Indenture.

In addition, upon satisfaction of certain special requirements, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants, some of which are described under “— Certain Covenants” above, that are set forth in the Indenture (“covenant defeasance”) and thereafter any omission to comply with these covenants will not constitute a Default or Event of Default with respect to the Notes, and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance:

(1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Special Interest, if any, on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid) and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date,

(2)   the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws),

(3)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit,

(4)   such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company,

(5)   such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound,

(6)   the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (B) the trust funds will not be subject to the rights of holders of other Indebtedness, including, without limitation, those rights arising under the Indenture, and

(7)   the Company shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)    either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or (B) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Special Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be,

(2)    the Company has paid all other sums payable under the Indenture by the Company,

(3)    there exists no Default or Event of Default under the Indenture, and

(4)    the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which the Company is bound.

Amendments and Waivers

Without the consent of any holders, the Company, the Guarantors, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for certain specified purposes including, among other things:

(1)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes,

(2)    to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company,

(3)    to add additional Events of Default,

(4)    to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee,

(5)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture,

(6)    to secure the Notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture, or

(7)    to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture ; provided, however, that such actions pursuant to this clause shall not adversely affect the interests of the holders in any material respect, as determined in good faith by the Board of Directors of the Company.

Other amendments and modifications of the Indenture, the Notes or the Guarantees may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(1)    reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes,

(2)    change the currency in which any Note or any premium, any Special Interest or the interest on any Note is payable or make the principal of, premium, if any, Special Interest, if any, or the interest on any Note payable in money other than that stated in the Note,

(3)    reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement, waiver or consent to take any action under the Indenture, any Guarantee or the Notes,

(4)    impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

(5)    waive a default in payment with respect to the Notes,

(6)    amend, change or modify the obligations of the Company to make and consummate the offer with respect to any Asset Sale Offer or Change of Control Offer, or modify any of the provisions or definitions with respect thereto in a manner adverse to the holders of the Notes,

(7)    reduce the rate or change the time for payment of interest or Special Interest, if any, on the Notes,

(8)    amend, change or modify any provision of the Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the holders of the Notes, or

(9)    release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with the Indenture.

Exchange Offer; Registration Rights Agreement; Special Interest

The Company and the Guarantors entered into a registration rights agreement relating to the Notes (the “Registration Rights Agreement”) pursuant to which the Company and the Guarantors agreed, for the benefit of the holders of the Notes:

(1)    to use their commercially reasonable best efforts to file within 120 days of the Issue Date a registration statement under the Securities Act with the SEC (the “Exchange Offer Registration Statement”) relating to an exchange offer (the “Exchange Offer”) pursuant to which securities substantially identical to the original notes and the related Guarantees (except that such securities will not contain terms with respect to the Special Interest payments described below or transfer restrictions) (all such securities issued in exchange for the original notes, the “Exchange Notes”) would be offered in exchange for the then outstanding original notes and the related Guarantees tendered at the option of the holders,

(2)    to use their commercially reasonable best efforts to cause the Exchange Offer Registration Statement to become effective no later than 150 days following the Issue Date, and

(3)    to use their commercially reasonable best efforts to commence and complete the Exchange Offer no later than 180 days after the Issue Date, to hold the Exchange Offer open for at least 20 business days, and issue the  Exchange Notes for original notes validly tendered and not withdrawn before the expiration of the Exchange Offer.

Interest on the Exchange Notes will accrue from (x) the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor or (y) if no interest has been paid on the original notes so surrendered, the Issue Date.

Under existing SEC interpretations, the Exchange Notes will in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in this Exchange Offer will be subject to a prospectus delivery requirement with respect to resale of those Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of any unsold allotment from the original sale of the Notes) by delivery of the prospectus contained in the applicable Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use this prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the applicable Exchange Notes. The Exchange Offer Registration Statement will be kept effective for a period of one year after the Exchange Offer has been completed in order to permit resales of Exchange Notes acquired by broker-dealers in the Exchange Offer for the Notes acquired in after-market transactions.

The Company and the Guarantors will take the actions described in the following paragraph if:

(1)    applicable interpretations of the staff of the SEC do not permit the Company to effect such Exchange Offer,

(2)    for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, or

(3)    any holder of registrable Notes shall notify the Company that such holder (a) is prohibited by applicable law or SEC policy from participating in the Exchange Offer, (b) may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) is a broker-dealer and holds Notes acquired directly from the Company or an “affiliate” of the Company (each such event referred to in clauses (1) through (3) above, a “Shelf Registration Event”).

If a Shelf Registration Event exists, the Company and the Guarantors shall:

(1)    use their commercially reasonable best efforts to, as promptly as practicable, file a shelf registration statement covering resales of the Notes (the “Shelf Registration Statement”),

(2)    use their commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act,

(3)    use their commercially reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Notes covered by the Shelf Registration Statement or one year after its effective date (or such earlier time when the Notes are eligible for resale pursuant to Rule 144 under the Securities Act without regard to the volume limitations included therein), and

(4)    provide to each holder of the Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes.

A holder of the Notes that sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

While the registration statement for this exchange offer has been declared effective, there can be no assurance that it will continue to be effective for the period contemplated by the above requirements, or that any other registration statement contemplated above will become effective when and if required to be filed.

The Company will pay liquidated damages, in the form of additional interest (“Special Interest”), to each holder of Notes adversely affected thereby if:

(1)    the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing,

(2)    any of the registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness,

(3)    the Company fails to consummate the Exchange Offer within 30 days of the deadline for effectiveness of the Exchange Offer Registration Statement, or

(4)    if applicable, the Shelf Registration Statement is declared effective but thereafter ceases to be effective prior to one year after the Issue Date (each such event referred to in clauses (1) through (4) above a “Registration Default”).

Special Interest (in addition to the base interest that would otherwise accrue) shall accrue on the Notes at a rate of .50% per annum for the first 90 days immediately following the first occurrence of an applicable Registration Default. The Special Interest rate will increase by an additional .25% per annum at the beginning of each subsequent 90-day period, up to a maximum Special Interest rate of 1.5% per annum. Any amounts of Special Interest will be payable in cash on the interest payment dates of the Notes. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period, and the denominator of which is 360. The existence of multiple Registration Defaults shall not increase the amount of Special Interest; rather, the calculation of the amount of Special Interest shall be made with respect to the earliest continuing Registration Default.

The foregoing is a summary of material provisions of the Registration Rights Agreement, but it does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Company’s current report on Form 8-K previously filed with the SEC on December 7, 2010.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign following any Event of Default.

Methods of Receiving Payments on the Notes

If a holder of Notes has given wire transfer instructions to the Company, the Company will make all principal, premium, interest and Special Interest, if any, payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the paying agent and registrar for the Notes unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee currently is acting as paying agent and registrar for the Notes. The Company may change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar for the Notes and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Governing Law

The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York.

Certain Definitions

Set forth below are some of the defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a person (1) assumed in connection with an Asset Acquisition from such person, (2) existing at the time such person becomes a Subsidiary of any other person or (3) secured by a Lien encumbering any asset acquired by the Company or any of its Subsidiaries.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purpose of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any specified person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise. The Trustee may request and conclusively rely on an officers’ certificate to determine whether any person is an Affiliate of the Company.

“Amended Credit Agreement” means the Sixth Amended and Restated Credit Agreement, dated as of June 30, 2006, among the Company (and certain direct and indirect Subsidiaries), the lenders listed therein, Wells Fargo Bank, N.A. (successor-by-merger to Wachovia Bank, National Association), Bank of America, N.A. and General Electric Capital Corporation, as amended by the First Amendment thereto, dated January 1, 2008, the Second Amendment thereto, dated May 14, 2009, and the Third Amendment thereto, dated November 3, 2010, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, replaced, restated or refinanced from time to time and whether with the present lender or other lenders and administrative agents.

“Asset Acquisition” means:

(1)   an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company,

(2)   the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person, or

(3)   the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly Owned Subsidiary of the Company, in one or a series of related transactions, of:

(1)   any Capital Stock of any Subsidiary of the Company (other than in respect of director’s qualifying shares or investments by foreign nationals mandated by applicable law),

(2)   all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company, or

(3)   any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business.

Notwithstanding the foregoing, the term “Asset Sale” shall not include:

(1)   any sale, transfer or other disposition of equipment, tools or other assets by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $2,500,000 or less,

(2)   any sale, transfer or disposition of accounts receivable or interests in accounts receivable of the Company or any Subsidiaries pursuant to the Receivables Securitization Agreements,

(3)   any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the covenant whose provisions are described under “— Certain Covenants — Merger, Sale of Assets, Etc.” above,

(4)   sales of Currency Agreement obligations,

(5)   any transfer or disposition of Receivables and Related Assets in a Qualified Securitization Transaction, and

(6)    any compensatory plan or transaction (or arrangement in support of, or reasonably and directly related to, any compensatory plan or transaction) of or by the Company or any Subsidiary for the benefit of employees or directors.

“Assets” of any person means all types of real, personal, tangible, intangible or mixed property or assets owned by such person whether or not included in the most recent consolidated financial statements of the Company and its Subsidiaries under GAAP.

“Attributable Indebtedness” means in respect of a sale and leaseback transaction at the time of determination thereof, the greater of:

(1)    the capitalized amount in respect of such transaction that would appear on the face of a balance sheet of the lessee in accordance with GAAP, and

(2)    the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

“Attributable Liens” means, in connection with a sale and leaseback transaction, the lesser of:

 (1)   the fair market value of the assets subject to such transaction, and

(2)    the present value (discounted at a rate per annum equal to the average interest borne by all outstanding Notes issued under the Indenture determined on a weighted average basis and compounded semiannually) of the obligations of the lessee for rental payments during the term of the related lease.

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (1) the sum of the products of (A) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (2) the sum of all such principal payments.

“Borrowing Base” means the sum of (1) 85% of the book value of the accounts receivable of the Company and the Guarantors on a consolidated basis and (2) 65% of the book value of the inventory of the Company and the Guarantors on a consolidated basis.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person’s capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

“Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Cash Equivalents” means, at any time:

(1)   any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof),

(2)   certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000,

(3)   certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody’s or at least an equivalent rating category of another nationally recognized securities rating agency, or

(4)   repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, as modified effective February 11, 1998.

“Change of Control” means the occurrence of any of the following events:

(1)   so long as the holders of the Company’s Class B Common Stock are entitled to elect a majority of the Company’s Board of Directors, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the “beneficial owner(s)” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s Class B Common Stock,

(2)   at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the “beneficial owner(s)” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total outstanding Voting Stock of the Company,

(3)   the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

(A)   the outstanding Voting Stock of the Company is converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (ii) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and

(B)    immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of 50% or more of the total Voting Stock of the surviving or transferee corporation,

(4)   at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or

(5)   the Company is liquidated or dissolved or adopts a plan of liquidation.

“Common Stock” means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person’s common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(1)  Consolidated Net Income,

(2)  Consolidated Non-Cash Charges,

(3)  Consolidated Interest Expense,

(4)  Consolidated Income Tax Expense, and

(5)  One third of Consolidated Rental Payments,

less any non-cash items increasing Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (for purposes of this definition, the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (for purposes of this definition, such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (1) the incurrence of any Indebtedness of such person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio” (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of:

(1)  Consolidated Interest Expense,

(2)  the product of (A) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Subsidiaries on a consolidated basis, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, and

(3)  one-third of Consolidated Rental Payments.

“Consolidated Income Tax Expense” means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any person for any period, without duplication, the sum of (1) the interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount, (B) the net cost under Interest Rate Protection Obligations, (C) the interest portion of any deferred payment obligation, (D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and (E) all accrued interest and (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Assets” means, as of any particular time, the aggregate amount of assets after deducting therefrom all current liabilities except for (1) notes and loans payable , (2) current maturities of long-term debt , and (3) current maturities of Capitalized Lease Obligations, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Net Income” means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1)   all extraordinary gains or losses,

(2)   the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries,

(3)   net income (or loss) of any person combined with such person or one of its Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(4)   any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis,

(5)   gains or losses in respect of any Asset Sales by such person or one of its Subsidiaries, and

(6)   the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

“Consolidated Net Worth” means, with respect to any person at any date, the consolidated stockholders’ equity of such person less the amount of such stockholders’ equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Non-Cash Charges” means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Subsidiaries reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

“Consolidated Rental Payments” of any person means, for any period, the aggregate rental obligations of such person and its consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such person and its Subsidiaries or in the notes thereto, excluding, however, in any event:

(1)   that portion of Consolidated Interest Expense of such person representing payments by such person or any of its consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such person or any of its consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense), and

(2)   the aggregate amount of amortization of obligations of such person and its consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such person or any of its consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

“Currency Agreement” means, with respect to any person, any spot or foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against, or manage exposure to, fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“European Credit Agreement” means the amended and restated Credit Agreement, dated as of April 24, 2009, among Interface Europe B.V. (our modular carpet subsidiary based in the Netherlands) and certain of its Subsidiaries and ABN AMRO Bank N.V., as amended by the Amendment Agreement, dated January 21, 2010, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, replaced, restated or refinanced from time to time and whether with the present lender or other lenders and administrative agents.

“Event of Default” has the meaning set forth under “— Events of Default” herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning set forth under the heading “— Exchange Offer; Registration Rights Agreement; Special Interest”.

“Fair Market Value” means, with respect to any assets, the price, as determined by the Board of Directors of the Company acting in good faith, that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction that involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a certificate of an officer of the Company delivered to the Trustee.

“First Lien Agent” means Wells Fargo Bank, N.A. (successor-by-merger to Wachovia Bank, National Association), in its capacity as domestic agent and collateral agent under the documents associated with the Amended Credit Facility and any successor acting in such capacity.

“First Lien Obligations” means the Indebtedness and other obligations that are Permitted Indebtedness under clause (4) of the definition of Permitted Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.  At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

“Guarantee” means each guarantee of the Notes by each Guarantor.

“guarantee” means, as applied to any obligation:

(1)   a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, and

(2)   an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Guarantor” means (1) each Material U.S. Subsidiary (other than a Securitization Entity) and (2) each person who delivers a Guarantee pursuant to the covenant described under “— Overview — The Guarantees” above and shall include any successor replacing it pursuant to the Indenture, and thereafter means each such successor. The Guarantors presently include:  InterfaceFLOR, LLC, Bentley Prince Street, Inc., Bentley Mills, Inc., Commercial Flooring Systems, Inc., Flooring Consultants, Inc., Interface Americas, Inc., Interface Architectural Resources, Inc., Interface Overseas Holdings, Inc., FLOR, Inc., Quaker City International, Inc., Re:Source Americas Enterprises, Inc., Re:Source Minnesota, Inc., Re:Source North Carolina, Inc., Re:Source New York, Inc., Re:Source Oregon, Inc., Re:Source Southern California, Inc., Re:Source Washington, D.C., Inc., Southern Contract Systems, Inc., Superior/Reiser Flooring Resources, Inc., Interface Global Company ApS, InterfaceSERVICES, Inc., Interface Real Estate Holdings, LLC, Interface Americas Holdings, LLC and Interface Americas Re:Source Technologies, LLC.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means, with respect to any person, without duplication:

(1)   all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker’s acceptance or other similar credit transaction,

(2)   all obligations of such person evidenced by bonds, notes, debentures or other similar instruments,

(3)   all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,

(4)   all obligations of such person arising under Capitalized Lease Obligations,

(5)   all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured),

(6)   all guarantees of Indebtedness referred to in this definition by such person,

(7)   all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

(8)   all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, and

(9)   any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (8) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Independent Financial Advisor” means a firm which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Rate Protection Agreement” means, with respect to the Company or any of its Subsidiaries, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any person pursuant to an Interest Rate Protection Agreement.

“Investment” means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. “Investments” shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. “Investments” does not include payments made as the purchase consideration in an Asset Acquisition.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Material Subsidiary” means each Subsidiary, now existing or hereinafter established or acquired, that has or acquires total assets in excess of $10,000,000, or that holds any fixed assets material to the operations or business of the Company or another Material Subsidiary.

“Material U.S. Subsidiary” means each Material Subsidiary of the Company that is incorporated in the United States or any State thereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (1) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (2) provisions for all taxes payable as a result of such Asset Sale, (3) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (4) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee.

“9.50% Notes” means the Company’s 9.50% Senior Subordinated Notes due 2014.

“11.375% Notes” means the Company’s 11.375% Senior Secured Notes due 2013.

“Permitted Holder” means any of (1) Ray C. Anderson, Daniel T. Hendrix, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable, Lindsey Parnell and J. Smith Lanier, II and (2) in the case of each individual referred to in the preceding clause (1), for the purposes of this definition, the reference to such individual shall be deemed to include the members of such individual’s immediate family, such individual’s estate, any trusts established by such individual (whether inter vivos or testamentary) for the benefit of such individual or members of such individual’s immediate family, and any charitable trust or charitable foundation established by a Permitted Holder (provided that a Permitted Holder or a member of a Permitted Holder’s immediate family is the trustee or a co-trustee of such charitable trust or charitable foundation).

“Permitted Investments” means any of the following:

(1)   Investments in any Subsidiary of the Company (including any person that pursuant to such Investment becomes a Subsidiary of the Company) and in any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made,

(2)   Investments in Cash Equivalents,

(3)   Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business,

(4)   Investments in the Notes,

(5)   Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates,

(6)   loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $2,500,000 in the aggregate at any one time outstanding,

(7)   Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created, in accordance with the terms of the Indenture,

(8)   Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates, and

(9)   Investments, in addition to those described in clauses (1) through (8) above, in an aggregate amount at any time outstanding not to exceed 15% of the Company’s Consolidated Net Worth.

“Permitted Liens” means the following types of Liens:

(1)   Liens existing on the Issue Date,

(2)   Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP,

(3)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof,

(4)   Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money),

(5)   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired,

(6)   easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries,

(7)   any interest or title of a lessor under any Capitalized Lease Obligation or operating lease,

(8)   purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed, and (B) the Lien securing such Indebtedness either exists at the time of such acquisition or construction, or shall be created within 90 days of such acquisition or construction,

(9)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(10)   Liens on any property securing the obligations of the Company or any Subsidiary in respect of letters of credit issued by the lenders under the Amended Credit Agreement and as permitted under the Amended Credit Agreement in support of industrial development revenue bonds,

(11)   Liens, if any, that may be deemed to have been granted in connection with accounts receivable or interests in accounts receivable of the Company or any Subsidiary as a result of the assignment thereof pursuant to Receivables Securitization Agreements,

(12)   Liens securing First Lien Obligations,

(13)   Liens on assets of the Company and its Subsidiaries securing Indebtedness under the European Credit Agreement (including guarantees by any Subsidiary in respect of such Indebtedness), and

(14)    Liens on assets not otherwise permitted under clauses (1)- (13) of this definition securing Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding.

“person” means any individual, corporation, limited liability company partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person’s preferred or preference stock whether now outstanding or issued after the date of the Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

“Public Equity Offering” means a completed public offering of Equity Interests (other than Redeemable Capital Stock) of the Company pursuant to an effective registration statement (other than a registration statement filed on Form S-4 or S-8 (or a successor form thereto)) filed with the SEC in accordance with the Securities Act that is either underwritten on a firm commitment basis or structured as a rights offering to all of the Company’s shareholders.

“Qualified Securitization Transaction” means any transaction or series of transactions, and related Receivables Securitization Agreements, that may be entered into by the Company or any Securitization Entity, pursuant to which (1) the Company or any Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets, and (2) such Securitization Entity transfers to any other person interests in, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry.

“Receivables and Related Assets” means all indebtedness owed to the Company or any Subsidiary constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the Company or such Subsidiary, as the case may be, and further includes, without limitation, the obligation to pay any finance charges with respect thereto. Indebtedness arising from any one transaction, including, without limitation, indebtedness represented by an individual invoice, shall constitute a Receivable and Related Asset separate from a Receivable and Related Asset consisting of the indebtedness arising from any other transaction.

“Receivables Securitization Agreements” means a series of interrelated agreements (including a receivables purchase agreement, a receivables sale agreement, a receivables transfer agreement, and other usual and customary agreements and instruments) entered into by the Company, its Subsidiaries or any Securitization Entity, the purpose of which are to govern the terms of a Qualified Securitization Transaction, in each case as such agreement or agreements may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing), and whether with the initial parties thereto or other parties and administrative agents.

“Redeemable Capital Stock” means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

“Restricted Subsidiary” of a person means any Subsidiary of the referent person that is not an Unrestricted Subsidiary.

“Securitization Entity” means:

(1)   any Subsidiary of Company organized as a special purpose entity (A) to acquire accounts receivable from the Company and/or any Subsidiary of the Company pursuant to Receivables Securitization Agreements, (B) to sell, convey or otherwise transfer, or grant a security interest in, such accounts receivable, any interests therein and any assets related thereto, to one or more financing entities under Receivables Securitization Agreements, and (C) engages in no other activities other than in connection with the financing of Receivables and Related Assets, or

(2)   another person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets, and that, in either case, is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity, and

(A)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                      (i)  is guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Indebtedness) pursuant to usual and customary securitization undertakings);

                      (ii)  is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to usual and customary securitization undertakings; or

                      (iii) subjects any property or asset of the Company or any Restricted Subsidiary (other than such Securitization Entity) directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to usual and customary securitization undertakings;

(B)    with which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms, taken as a whole, that are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

(C)    to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an officers’ certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

“Senior Indebtedness” means, as to the Company, Indebtedness of the Company that is not Subordinated Indebtedness and, as to any Guarantor, means Indebtedness of the Guarantor which is not Subordinated Indebtedness.

“Significant Subsidiary” shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act.

“S&P” means Standard & Poor’s Corporation, and its successors.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means, as to the Company, any Indebtedness of the Company that, pursuant to the instrument evidencing or governing such Indebtedness, is subordinated in right of payment to the Notes and, as to any Guarantor, means Indebtedness of the Guarantor which is subordinated in right of payment to the Guarantees.

“Subsidiary” means, with respect to any person, (1) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (2) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a “Subsidiary” by written notice to the Trustee under the Indenture, accompanied by an Officers’ Certificate as to compliance with the Indenture.

“Tangible Assets” means, at any date, the gross book value, as shown by the accounting books and records of the Company and its Subsidiaries, of all the property both real and personal of the Company and its Subsidiaries, less:

(1)   the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles,

(2)   unamortized debt discount expense,

(3)   all reserves for depreciation, obsolescence, depletion and amortization of properties, and

(4)   all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by the Company.

“Unrestricted Subsidiary” means a Subsidiary of the Company other than a Guarantor:

(1)   none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Limitation on Restricted Payments” above,

(2)   whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness, and

(3)   which has no Indebtedness other than Non-Recourse Indebtedness.

As used above, “Non-Recourse Indebtedness” means Indebtedness as to which:

(1)   neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary)

(A)   provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness),

(B)    guarantees or is otherwise directly or indirectly liable, or

(C)    constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under “— Certain Covenants — Limitation on Restricted Payments”), and

(2)   no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

TO COMPLY WITH U.S. INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY PROSPECTIVE INVESTORS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE U.S. INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR OWN PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following describes the material United States federal income tax consequences relating to the purchase, ownership and disposition of the Notes by an initial beneficial owner of the notes, and the exchange by an initial beneficial owner of the original notes for exchange notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.  As used in this discussion, “Notes” refers to the original notes issued on the original date of issuance and the exchange notes issued pursuant to this exchange offer.

This summary assumes that the Notes will be held as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any state or local jurisdiction or non-U.S. jurisdiction. In addition, this summary does not address all tax consequences that may be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting, persons that hold Notes as part of a “straddle”, a “hedge”, a “conversion transaction” or other arrangement involving more than one position, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar and certain former citizens or permanent residents of the United States.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR NON-U.S. TAX LAWS.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, you are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership, including any entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

Exchange Offer

In satisfaction of the holders’ registration rights as described elsewhere in this prospectus, we are offering to exchange the exchange notes for the original notes. The exchange notes do not differ materially in kind or extent from the original notes, and therefore a U.S. Holder’s or Non-U.S. Holder’s exchange of original notes for exchange notes should not constitute a taxable disposition of the original notes for United States federal income tax purposes. As a result, a U.S. Holder or Non-U.S. Holder should not recognize taxable income gain or loss on the exchange, such person’s holding period for the exchange notes should generally include the holding period for the original notes so exchanged, and such person’s adjusted tax basis in the exchange notes should generally be the same as the holder’s adjusted tax basis in the original notes so exchanged.

U.S. Holders

Interest on Notes

Payment of Interest on the Notes. Stated interest on a Note will be includible in the gross income of a U.S. Holder as ordinary interest income in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Payments of Special Interest. We may be required to pay Special Interest as described above under “Description of the Notes — Exchange Offer; Registration Rights Agreement; Special Interest.” If we were to pay Special Interest, such payment should be taxable to a U.S. Holder as additional interest income when received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Under the applicable Treasury Regulations, if based on all the facts and circumstances as of the date on which the Notes are issued there is a remote likelihood that we will pay Special Interest, it is assumed that such payment will not occur. We believe that as of the expected issue date of the Notes, the likelihood of our paying Special Interest on the Notes is, for this purpose, remote. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder may be required to accrue additional income on the Notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such Notes before the resolution of the contingency. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt regulations and the consequences thereof.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition (excluding amounts received with respect to accrued interest, which generally will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount paid for such Note reduced by the amount of any principal payments previously received by the U.S. Holder. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. Long-term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Redemption Options and Change of Control

We may redeem all or part of the Notes at any time at a price that will include an additional amount in excess of the principal amount of the Notes (see “Description of the Notes — Optional Redemption and Offer to Repurchase”). Similarly, we may be required to offer to purchase the Notes in the event of a Change of Control at a price that will include an additional amount in excess of the principal amount of the Notes (see “Description of the Notes — Change of Control”). Under the applicable Treasury Regulations, if based on all the facts and circumstances as of the date on which the Notes are issued there is a remote likelihood that a contingent redemption will occur, it is assumed that such redemption will not occur. We believe that as of the expected issue date of the Notes, the likelihood of our redeeming the Notes at our option or upon a Change of Control is, for this purpose, remote. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue additional income on the Notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such Notes before the resolution of the contingency. In the event that either contingency were to occur, it would affect the amount and timing of the income that you recognize. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt regulations and the consequences thereof.

Backup Withholding and Information Reporting

Generally, the amount of the payments of interest on or the proceeds of the sale or other disposition of the Notes, the name and address of the recipient, and the amount, if any, of tax withheld must be reported to the IRS. These information reporting requirements apply even if no tax was required to be withheld, but they do not apply with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations. A similar report is sent to the recipient.

In general, backup withholding (currently at the rate of 28%, but scheduled to increase to 31% for payments made after December 31, 2012) will apply to payments received by a U.S. Holder with respect to the Notes unless the U.S. Holder is (i) a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder can be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Interest on Notes

Interest payable on the Notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote; (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and (iii) certain certification requirements (summarized below) are met (the “Portfolio Interest Exemption”). If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest on such Note is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. withholding tax, generally will be subject to U.S. federal income tax on such interest in the same manner as a U.S. Holder described above. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a Note will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder).

Interest on a Note made to a Non-U.S. Holder generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable tax treaty, attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) if, at the time such payment is made, the withholding agent holds a valid Form W-8BEN or Form W-8ECI and, if necessary, a Form W-8IMY, respectively (or an acceptable substitute form), from the Non-U.S. Holder and can reliably associate such payment with such Form W-8BEN or W-8ECI. In addition, under certain circumstances, a withholding agent is allowed to rely on Form W-8BEN (or an acceptable substitute form) furnished by a financial institution or other intermediary on behalf of one or more Non-U.S. Holders (or other intermediaries) without having to obtain copies of the Non-U.S. Holder’s Form W-8BEN (or substitute thereof), provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a “qualified intermediary”, and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

Sale, Exchange, Retirement or Other Disposition of the Notes

A Non-U.S. Holder of Notes generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of such Notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder); or (ii) the Non-U.S. Holder is an individual who holds the Notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. ”tax home” (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual. A Non-U.S. Holder that is described under clause (i) will be subject to the U.S. federal income tax on the net gain except as otherwise required by an applicable tax treaty and, if such Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax at a 30% rate (or a lower rate if so specified by an applicable tax treaty). An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, exchange or other disposition, which may be offset by U.S. source capital losses (notwithstanding the fact that the Non-U.S. Holder is not considered a U.S. resident).

Backup Withholding and Information Reporting

When required, the amount of any interest paid to, and the tax withheld with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld on such payments will be reported to the IRS and to each such Non-U.S. Holder. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement. Backup withholding and information reporting will not apply to payments of interest on or principal of the Notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury. Sales or exchanges of the Notes by a Non-U.S. Holder may be subject to information reporting, and may be subject to backup withholding at the applicable rate, currently 28% (but scheduled to increase to 31% for payments made after December 31, 2012), unless the seller certifies its non-U.S. status (and certain other conditions are met) or otherwise establishes an exemption.

Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability of any amounts withheld under the backup withholding rules provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Recently Enacted Federal Tax Legislation

On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act (the “Act”). The Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in the Act) and certain other non-United States entities (including financial intermediaries) after December 31, 2012. The Act imposes a 30% withholding tax on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. For these purposes, a “withholdable payment” includes any United States source payments of interest (including original issue discount), dividends, rents, compensation and other fixed or determinable annual or periodical gains, profits and income. If the payee is a foreign financial institution, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective purchasers of the Notes should consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010.  This legislation will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interests and proceeds of sale in respect of securities like the notes, subject to certain exceptions.  This surtax will apply for taxable years beginning after December 31, 2012.  Prospective purchasers of the Notes should consult with their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the Notes.

PLAN OF DISTRIBUTION

Based on existing SEC staff interpretations, we believe that the registration and prospectus delivery requirements of the Securities Act will not apply to holders of exchange notes issued in this exchange offer who offer those notes for resale, resell, or otherwise transfer them.  This exemption only applies, however, if the holder:

•	acquired the exchange notes in the ordinary course of its business, and

•	is not participating in, and does not intend to participate in, a distribution of the exchange notes, either alone or in cooperation with another.

Each holder of original notes who wishes to participate in the exchange offer must make certain representations to us concerning its status and intent.  These representations are described in “The Exchange Offer — Purpose and Effect of the Exchange Offer”.

If you tender original notes in the exchange offer with the intent or for the purpose of participating in a distribution of the exchange notes, you cannot rely on the staff interpretations and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.  Unless an exemption from registration is available, the resale transaction should be covered by an effective registration statement containing the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act.

The registration and prospectus delivery requirements also continue to apply to holders that are:

•	our “affiliates” within the meaning of Rule 405 under the Securities Act,

•	broker-dealers who acquire exchange notes directly from us, or

•	broker-dealers who acquire exchange notes as a result of market-making or other trading activities.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of exchange notes and cannot rely on the position of the staff of the SEC set forth in Exxon Capital, Morgan Stanley and Shearman & Sterling or other interpretative letters.  Broker-dealers who receive exchange notes for their own account in exchange for original notes that they acquired through market-making activities or other trading activities are subject to the prospectus delivery requirement.  These broker-dealers must acknowledge in the letter of transmittal that they will deliver a prospectus in connection with any resales of exchange notes.  To date, the SEC staff has allowed these broker-dealers to use the prospectus contained in an exchange offer registration statement, such as this prospectus, to fulfill the prospectus delivery requirement with respect to such resales of exchange notes.  This rule does not apply to resales of unsold allotments from the initial sale of the original notes.

We have agreed to permit broker-dealers and any other person subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of exchange notes.  For a period of one year after the exchange offer expires, we will make this prospectus, as amended or supplemented, available to any broker-dealer that so requests in its letter of transmittal.  Except as expressly authorized by us, no person may use this prospectus in connection with any offer to resell, resale or other transfer of exchange notes.

Broker-dealers may resell exchange notes directly to purchasers or through other broker-dealers, to whom they may pay commissions or concessions in connection with the resale.  Any broker-dealer that resells exchange notes received for its own account or that participates in a distribution of exchange notes may be deemed an “underwriter” under the Securities Act.  Any profit on exchange note resales, including any commissions or concessions received by such broker-dealers, may be deemed underwriting compensation under the Securities Act.  The letter of transmittal states that by acknowledging the prospectus delivery requirement and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.  Broker-dealers who receive exchange notes for their own account in the exchange offer may sell them from time to time:

•	in the over-the-counter market,

•	in negotiated transactions,

•	by writing options on the exchange notes, or

•	by a combination of these methods.

The prices received by broker-dealers in resale transactions may be:

•	the market price prevailing at the time of resale,

•	prices related to the prevailing market price, or

•	negotiated prices.

Persons participating in the exchange offer may engage in transactions that stabilize, maintain, or otherwise affect the price of the exchange notes.  This may include short sales of the notes.  In a short sale, a person agrees to sell more exchange notes than we issue to them in the exchange offer.  The short seller “covers” its short position by buying additional notes in the open market.  In addition, these persons may stabilize or maintain the price of the exchange notes by bidding for or purchasing exchange notes in the open market or by imposing penalty bids.  In a penalty bid, the selling concessions allowed to dealers participating in the exchange offer may be reclaimed if exchange notes sold by them are repurchased in stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the exchange notes at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We have agreed generally to pay all expenses of the exchange offer, other than commissions and concessions of any brokers or dealers.  We will indemnify holders of original notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act.  Our agreements on these issues are part of the registration rights agreement we signed in connection with our original issuance of the original notes.

LEGAL MATTERS

The validity of the exchange notes has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia.

EXPERTS

BDO Seidman LLP, an independent registered public accounting firm, has audited the financial statements of Interface, Inc. included in our Annual Report on Form 10-K for the year ended January 3, 2010, and management’s assessment of the effectiveness of our internal control over financial reporting as of January 3, 2010, as set forth in their reports, which are incorporated by reference in this prospectus, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms.  You can also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).  Our common stock is quoted on the Nasdaq Global Select Market under the symbol IFSIA.  You also may read and copy reports and other information we file at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

We also maintain an Internet website at http://www.interfaceglobal.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects to all of the provisions of such contract or other document.

You should rely only on the information provided in this document or incorporated into this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this document. You should not assume that the information in the documents incorporated by reference is accurate as of any date other than their respective dates.

Offer to Exchange

7 5/8 % Senior Notes due 2018, Series A
for
7 5/8 % Senior Notes due 2018, Series B

____________________________________

PROSPECTUS

____________________________________

Exchange Agent:

U.S. Bank National Association
West Side Flats Operations Center
Attention: Specialized Finance
60 Livingston Avenue
Mail Station—EP-MN-WS2N
St. Paul, Minnesota 55107-2292
Telephone:  (800) 934-6802
Fax:  (651) 495-8158

_______ __, 2011

____________________________________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Georgia Registrants

The following registrants are corporations incorporated under the laws of the State of Georgia:  Interface, Inc., FLOR, Inc., Interface Americas, Inc., Interface Overseas Holdings, Inc., InterfaceSERVICES, Inc., Re:Source Americas Enterprises, Inc., Southern Contract Systems, Inc.

Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”) permits a corporation to indemnify a director (including a former director) against liability incurred: (i) in a civil proceeding (a) if, in the case of conduct in such director’s capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and (b) if, in all other cases, the conduct was in good faith and was at least not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Section 14-2-851(d) of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director’s capacity as a director.

In addition, Section 14-2-856 of the GBCC permits a corporation’s articles of incorporation, bylaws, or a contract or a resolution approved or ratified by its shareholders to authorize the corporation to indemnify a director against claims to which the director was a party, including claims by or in the right of the corporation (e.g., shareholder derivative action). However, a corporation may not indemnify the director for liability to the corporation or if the director is subjected to injunctive relief in the corporation’s favor for (i) any appropriation of a business opportunity of the corporation, (ii) intentional misconduct or knowing violation of the law, (iii) unlawful distributions or (iv) receipt of an improper benefit.

Section 14-2-852 of the GBCC provides for mandatory indemnification against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in defending an action to which the director was a party due to his or her status as a director. Section 14-2-854 allows a court, upon application by a director, to order indemnification and/or advancement of expenses if it determines that the director is entitled to indemnification under the GBCC or it determines that indemnification and/or advancement of expenses is fair and reasonable even if, among other things, the director has failed to meet the statutory standard of conduct provided under Section 14-2-851 or was adjudged liable under Section 14-2-851(d) (but, if the director was adjudged so liable, indemnification and/or advancement of expenses will be limited to reasonable expenses).

Section 14-2-857 of the GBCC permits a corporation to indemnify an officer (including a former officer) to the same extent as a director. A corporation may indemnify an officer who is not a director to a further extent by means of its articles of incorporation, bylaws, board resolutions or by contract. However, a corporation may not indemnify an officer for liability arising from conduct involving appropriation of a business opportunity of the corporation, intentional misconduct or knowing violation of the law, unlawful distributions, or receipt of an improper benefit. An officer who is not a director is also entitled to mandatory indemnification and may apply for court-ordered indemnification. Section 14-2-858 of the GBCC permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liability incurred by them in their capacities or arising out of their status as directors and officers of the corporation, regardless of whether the corporation would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Interface, Inc.’s articles of incorporation, as amended and restated, provide that a director shall not be personally liable to Interface, Inc. or its shareholders for monetary damages for breach of duty of care or any other duty owed to Interface, Inc. as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any appropriation, in violation of his duties, of any business opportunity of Interface, Inc., (2) acts or omissions which involve intentional misconduct or a knowing violation of law, (3) unlawful corporate distributions, or (4) any transaction from which the director received an improper benefit.

Under Interface, Inc.’s bylaws, as amended and restated, Interface, Inc. is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Interface, Inc., and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws of Interface, Inc. provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) independent legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Subject to the foregoing, Interface, Inc. has entered into indemnification agreements with each of its executive officers and directors providing such officers and directors indemnification and expense advancement to the fullest extent permitted by applicable law and Interface, Inc.’s articles of incorporation and bylaws, subject to certain limitations and procedural requirements.  Also, the directors and executive officers of Interface, Inc. (as well as the directors and executive officers of each of the Additional Registrants) are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

The articles of incorporation of FLOR, Inc. and InterfaceSERVICES, Inc. eliminate liability of directors to the corporation or its shareholders for monetary damages for any actions taken, or failure to take any action, as a director, to the extent permitted by the GBCC.  The articles of incorporation of Interface Americas, Inc., Interface Overseas Holdings, Inc., Re:Source Americas Enterprises, Inc. and Southern Contract Systems, Inc. eliminate liability of directors to the corporation or its shareholders for monetary damages for breach of duty of care or any other duty as a director, to the extent permitted by the GBCC.

The provisions in the bylaws of FLOR, Inc., Interface Americas, Inc., InterfaceSERVICES, Inc. and Southern Contract Systems, Inc. with respect to indemnification of officers and directors are virtually identical to those contained in Interface, Inc.’s bylaws.

Under the bylaws of Interface Overseas Holdings, Inc. and Re:Source Americas Enterprises, Inc., the corporation shall indemnify and hold harmless any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because he is or was a director of the corporation against any judgment, penalty, fine, amount paid in settlement and reasonable expenses incurred by him in connection with the proceeding, if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  Notwithstanding the foregoing, the corporation will not indemnify any director in connection with: (1) any proceeding by or in right of the corporation in which the director was adjudged liable to the corporation, (2) any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by him, and (3) any proceeding as to which indemnification may not be authorized by action of the board of directors or shareholders under applicable provisions of the GBCC.

Additionally under these bylaws, the respective boards of directors of Interface Overseas Holdings, Inc. and Re:Source Americas Enterprises, Inc. may cause the corporation to provide indemnification to its officers upon resolution to that effect.  These bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors; (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors; (3) special legal counsel selected in accordance with the bylaws; or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).  In addition, under these bylaws, the corporation may purchase and maintain insurance on behalf of any person who is or was serving as a director or officer (or for another entity at the request of the corporation) against any liability whether or not the corporation would have the power to indemnify that person against that liability under the bylaws.

The following registrants are limited liability companies formed in the State of Georgia:  Interface Americas Holdings, LLC, Interface Americas Re:Source Technologies, LLC, Interface Real Estate Holdings, LLC and InterfaceFLOR, LLC.

Section 14-11-306 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability of a member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation of the limited liability agreement.

The limited liability agreement of InterfaceFLOR, LLC provides that, to the fullest extent permitted under the GLLCA, InterfaceFLOR, LLC shall indemnify and hold harmless the manager of the company against any liabilities, damages, losses, costs or expenses incurred by the manager as a result of any act or omission believed by it in good faith to be within the scope of authority conferred upon it by the limited liability agreement, provided such act or omission was not the result of intentional misconduct, knowing violation of law, gross negligence or a transaction for which the manager received a personal benefit in violation of the limited liability agreement.

The operating agreements of Interface Americas Holdings, LLC, Interface Americas Re:Source Technologies, LLC and Interface Real Estate Holdings, LLC do not contain provisions regarding indemnification.

Arizona Registrant

Flooring Consultants, Inc. is a corporation incorporated under the laws of the State of Arizona.

Section 10-851 of the Arizona Revised Statutes (the “ARS”) authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. Section 10-202(B)(2) also permits a corporation to indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the ARS requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the ARS provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Flooring Consultants, Inc.’s articles of incorporation provide that, to the fullest extent permitted under the ARS, directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

Under Flooring Consultants, Inc.’s bylaws, it is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

Each officer and director shall be indemnified by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) special legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

California Registrant

Re:Source Southern California, Inc. is a corporation incorporated under the laws of the State of California.

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation where the person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, the corporation shall indemnify such person against expenses actually and reasonably incurred.

Re:Source Southern California, Inc.’s articles of incorporation provide that the liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Under Re:Source Southern California, Inc.’s bylaws, it will indemnify and hold harmless, to the extent authorized by Section 317 of the CAGCL, each person who was or is made a party to any action, suit or proceeding by reason of the fact that he or she is or was serving as a director or officer (or for another entity at the request of the corporation) for any expense, liability and loss reasonably incurred or suffered by them in connection therewith.

In addition, under Re:Source Southern California, Inc.’s bylaws, the corporation may purchase and maintain insurance on behalf of any person who is or was serving as a director or officer (or for another entity at the request of the corporation) against any expense, liability or loss whether or not the corporation would have the power to indemnify that person against that expense, liability or loss under the CAGCL.

Delaware Registrants

The following registrants are corporations incorporated under the laws of the State of Delaware:  Bentley Prince Street, Inc. and Interface Global Company ApS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.

Bentley Prince Street, Inc.’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, directors of the corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Under Bentley Prince Street, Inc.’s bylaws, the corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity against expenses, judgments, fines and amounts paid in settlement reasonably incurred by him in connection with such suit, action, or proceeding.  A director or officer may only be indemnified pursuant to the foregoing if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful.

Additionally, under Bentley Prince Street, Inc.’s bylaws, the corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity against expenses reasonably incurred by him in connection with such suit or action.  A director or officer may only be indemnified pursuant to the foregoing if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.  Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter to which such person was adjudged liable to the corporation unless the Court of Chancery of Delaware (or the court in which such action or suit is brought) determines that despite the adjudication of liability such person is entitled to indemnity for such expenses.

Under Bentley Prince Street, Inc.’s bylaws, the corporation may purchase and maintain insurance on behalf of any person who is or was serving as a director or officer (or for another entity at the request of the corporation) against any liability arising out of his status as such whether or not the corporation would have the power to indemnify that person against that liability under the bylaws.

Interface Global Company ApS is a corporation that is dually incorporated under the laws of the State of Delaware and Denmark.

Interface Global Company ApS’s certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  Interface Global Company ApS’s articles of association do not contain any provision regarding indemnification.

Michigan Registrant

Interface Architectural Resources, Inc. is a corporation incorporated under the laws of the State of Michigan.

Under Section 261 of the Michigan Business Corporation Act (“MIBCA”), Michigan corporations have the power to indemnify.  Section 209(c) of the MIBCA permits the Articles of Incorporation of a Michigan corporation to include a  provision eliminating or limiting a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled, (ii) intentional infliction of harm on the corporation or the shareholders, (iii) improper dividends, distributions or loans, or (iv) an intentional criminal act.

Under Section 561 of the MIBCA, a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, whether for profit or not, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

A corporation shall indemnify a director or officer of the corporation for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith to the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein. The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

Interface Architectural Resources, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent permitted under Section 209(c) of the MIBCA.  Additionally, the articles of incorporation provide that the corporation shall indemnify the directors and officers of the corporation from and against any expenses, liabilities or other matters to the fullest extent permitted by Section 261 and Sections 561 to 571 of the MIBCA.

Under Interface Architectural Resources, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director.  An officer or director may only be indemnified if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors; (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors; (3) special legal counsel selected in accordance with the bylaws; or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Minnesota Registrant

Re:Source Minnesota, Inc. is a corporation incorporated under the laws of the State of Minnesota.

Section 302A.521, subd. 2, of the Minnesota Business Corporation Act (the “MNBCA”) provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified therefor by another organization or employee benefit plan, (2) acted in good faith, (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied, (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (5) in the case of acts or omissions occurring in the person’s official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or, in the case of acts or omissions occurring in the person’s official capacity for another affiliated organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

If a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.  A corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of the MNBCA.

       Re:Source Minnesota, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent allowed by the MNBCA.

Under Re:Source Minnesota, Inc.’s bylaws, the corporation shall indemnify its directors and officers in accordance with Minnesota law.  The corporation may purchase and maintain insurance on behalf of any person who is or was serving as a director or officer (or for another entity at the request of the corporation) against any liability against the person arising from such capacity, whether or not the corporation would be required to indemnify that person against that liability under the bylaws.

Nevada Registrant

Bentley Mills, Inc. is a corporation incorporated under the laws of the State of Nevada.

Section 78.138 of the Nevada Revised Statutes (the “NRS”) provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The articles of incorporation may, however, provide for greater individual liability.

Section 78.750 of the NRS provides that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened, or completed action, suit, or proceeding (except an action by or in right of the corporation) in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person (1) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee, or agent with respect to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (x) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (y) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; however, indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

A corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have the authority to indemnify the person against such liability.

Bentley Mills, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent permitted under Title 7, Chapter 78 of the NRS.  Additionally, the articles of incorporation provide that the corporation shall indemnify the directors and officers of the corporation from and against any expenses, liabilities or other matters to the fullest extent permitted by Title 7, Chapter 78 of the NRS.

Under Bentley Mills, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors; (2) special legal counsel selected in accordance with the bylaws; or (3) by the stockholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

New York Registrant

Re:Source New York, Inc. is a corporation incorporated under the laws of the State of New York.

Article 7, Sections 721-726 of the New York Business Corporation Law (the “NYBCL”) provide for the indemnification and advancement of expenses to officers and directors for actions in their capacity as such. Under the NYBCL, a corporation may indemnify an officer or director, other than in the case of actions by or in the right of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of actions by or in the right of the corporation, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  No indemnification may be made in an action by or in the right of the corporation in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

A corporation may obtain indemnification insurance indemnifying itself and its directors and officers. Indemnification and advancement pursuant to the NYBCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled.

Re:Source New York, Inc.’s certificate of incorporation eliminates the personal liability of the directors of the corporation to the fullest extent permitted under Article 7, Section 402(b) of the NYBCL.

Under Re:Source New York, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors; (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors; (3) special legal counsel selected in accordance with the bylaws; or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

North Carolina Registrant

Re:Source North Carolina, Inc. is a corporation incorporated under the laws of the State of North Carolina.

Section 55-8-51 of the North Carolina Business Corporation Act (the “NCBCA”) permits a corporation to indemnify a director against liability incurred: (i) in a civil proceeding (a) if, in the case of conduct in such director’s capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and (b) if, in all other cases, the conduct was in good faith and was at least not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Section 55-8-51(d) of the NCBCA provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation where the director was adjudged liable to the corporation or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he or she was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the NCBCA.

Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Section 55-2-02 of the NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions as described in Section 55-8-33 of the NCBCA, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective.

Re:Source North Carolina, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent permitted under the NCBCA.

Under Re:Source North Carolina, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) special legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Oregon Registrant

Re:Source Oregon, Inc. is a corporation incorporated under the laws of the State of Oregon.

Section 60.047 of the Oregon Business Corporation Act (the “OBCA”) provides that a corporation may, in its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under Section 60.367 of the OBCA (pertaining to liability for unlawful distributions), or (iv) any transaction from which the director derived an improper personal benefit.

Sections 60.391 and 60.401 of the OBCA permit corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation’s best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct in question was unlawful. A corporation may not indemnify against liability in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, or (ii) any other proceeding charging improper benefit in which the director or officer was adjudged liable on the basis of receipt of an improper benefit.  The OBCA provides for mandatory indemnification of directors against all reasonable expenses incurred in the wholly successful defense of any proceeding to which the director was a party because of being a director of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

In addition, Section 60.411 of the OBCA provides that a corporation may purchase and maintain insurance on behalf of a director or officer against liability asserted against or incurred by the individual even if the corporation has no power to indemnify the individual against the same liability.

Re:Source Oregon, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent permitted under the OBCA.  Additionally, the articles of incorporation provide that the corporation shall indemnify the directors and officers of the corporation from and against any expenses, liabilities or other matters to the fullest extent permitted by the OBCA.

Under Re:Source Oregon, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) independent legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Pennsylvania Registrants

The following registrants are corporations incorporated under the laws of the State of Pennsylvania:  Quaker City International, Inc. and Commercial Flooring Systems, Inc.

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (“PABCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if (i) such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe such conduct was unlawful.

In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper.

A Pennsylvania corporation is required to indemnify a director or officer against expenses (including attorneys fees) actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against such person by reason of the fact that the director or officer is or was a director or officer of the corporation.

A business corporation may purchase and maintain insurance on behalf of a director against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the PABCL.

Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Quaker City International, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent permitted under the PABCL.  Additionally, the articles of incorporation provide that the corporation shall indemnify the directors and officers of the corporation from and against any expenses, liabilities or other matters to the fullest extent permitted by the PABCL.  The articles of incorporation of Commercial Flooring Systems, Inc. do not contain provisions regarding indemnification.

Under Commercial Flooring Systems, Inc.’s bylaws, the board of directors shall authorize the corporation to pay or reimburse any present or former director or officer for any costs or expenses actually and necessarily incurred by him in any action, suit or proceeding by reason of his holding such position, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.  No director or officer who has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation is entitled to indemnification.

Under Quaker City International, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws of Quaker City International, Inc. also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) independent legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Texas Registrant

Superior/Reiser Flooring Resources, Inc. is a corporation incorporated under the laws of the State of Texas.

Texas corporations incorporated prior to January 1, 2006 are subject to the Texas Business Corporation Act (the “TXBCA”) and the Texas Miscellaneous Corporation Laws Act (the “TMCLA”) until January 1, 2010, at which time each of the TXBCA and TMCLA will be repealed and all corporations incorporated under the laws of the State of Texas will be subject to the Texas Business Organizations Code (the “TXBOC”), the successor statute to the TXBCA and the TMCLA.   Article 2.02-1 of the TXBCA, Article 1302-7.06 of the TMCLA and Section 7.001 of the TXBOC each provide that a corporation’s articles of incorporation may limit or eliminate the directors’ liability for monetary damages to the corporation or its shareholders for an act or omission in the director’s capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, a transaction from which the director received an improper personal benefit, or an act or omission for which liability is expressly provided by an applicable statute.

Article 2.02-1 of the TXBCA (and also Chapter 8 of the TXBOC) provides that a corporation may indemnify a person who was, is or is threatened to be named in a proceeding if it is determined that such person has conducted himself in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, (ii) in all other cases, that his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. According to the TXBCA and the TXBOC, indemnification of a person found liable to the corporation or found liable on the basis that a personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity, is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and may not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation must provide indemnification of the reasonable expenses incurred by a director, however, in connection with a proceeding in which such a director was wholly successful, on the merits or otherwise, in the defense of a proceeding in which he was a defendant.

Superior/Reiser Flooring Resources, Inc.’s articles of incorporation eliminate the personal liability of the directors of the corporation to the fullest extent permitted under the TXBCA and the TMCLA.  Additionally, the articles of incorporation provide that the corporation shall indemnify the directors and officers of the corporation from and against any expenses, liabilities or other matters to the fullest extent permitted by the TXBCA.

Under Superior/Reiser Flooring Resources, Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) special legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Virginia Registrant

Re:Source Washington, D.C., Inc. is a corporation incorporated under the laws of the State of Virginia.

The Virginia Stock Corporation Act (“VASCA”) authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Unless ordered by a court, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.   With respect to a proceeding by or in the right of the corporation, the court may (a) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and (b) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification.  Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

The articles of incorporation of Re:Source Washington, D.C., Inc. do not contain provisions regarding indemnification.

Under Re:Source Washington, D.C., Inc.’s bylaws, the corporation is authorized to indemnify its officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful.  No officer or director who has been adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or who has been adjudged liable for the improper receipt of a personal benefit in connection with any other proceeding is entitled to indemnification.

The bylaws also provide for mandatory indemnification by the corporation against reasonable expenses incurred to the extent any officer or director is successful in the defense of any proceeding to which he is a party because he is or was an officer or director of the corporation.  All other determinations in respect of indemnification shall be made by either: (1) a majority vote of a quorum of disinterested directors, (2) if no such quorum can be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of disinterested directors, (3) special legal counsel selected in accordance with the bylaws, or (4) by the shareholders of the corporation (but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination).

Item 21.  Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description of Exhibit
3.1	—	Restated Articles of Incorporation (included as Exhibit 3.1 to the Company’s current report on Form 8-K filed with the SEC on March 17, 2008 and incorporated herein by reference).
3.2	—
Bylaws, as amended and restated (included as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007, previously filed with the SEC and incorporated herein by reference).

4.1	—	See Exhibits 3.1 and 3.2 for provisions in the Company’s Articles of Incorporation and Bylaws defining the rights of holders of Common Stock of the Company.
4.2	—
Indenture governing the Company’s 11 3/8 % Senior Secured Notes due 2013, dated as of June 5, 2009, among the Company, certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as Trustee (the “2009 Indenture”) (included as Exhibit 4.1 to the Company’s current report on Form 8-K previously filed with the SEC on June 11, 2009 and incorporated herein by reference); and First Supplemental Indenture related to the 2009 Indenture, dated as of November 17, 2010 (included as Exhibit 4.1 to the Company’s current report on Form 8-K previously filed with the SEC on November 19, 2010 and incorporated herein by reference).

4.3	—
Indenture governing the Company’s 9.5% Senior Subordinated Notes due 2014, dated as of February 4, 2004, among the Company, certain subsidiaries of the Company, as guarantors, and SunTrust Bank, as Trustee (the “2004 Indenture”) (included as Exhibit 4.6 to the Company’s annual report on Form 10-K for the year ended December 28, 2003, previously filed with the SEC and incorporated herein by reference); and First Supplemental Indenture related to the 2004 Indenture, dated as of January 10, 2005 (included as Exhibit 99.3 to the Company’s current report on Form 8-K previously filed with the SEC on February 16, 2005 and incorporated herein by reference); and Second Supplemental Indenture related to the 2004 Indenture, dated as of November 17, 2010 (included as Exhibit 4.2 to the Company’s current report on Form 8-K previously filed with the SEC on November 19, 2010 and incorporated herein by reference).

4.4	—
Indenture governing the Company’s 7 5/8 % Senior Notes due 2018, dated as of December 3, 2010, among the Company, certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as Trustee (included as Exhibit 4.1 to the Company’s current report on Form 8-K previously filed with the SEC on December 7, 2010 and incorporated herein by reference).

4.5	—
Registration Rights Agreement related to the Company’s 7 5/8 % Senior Notes due 2018, dated as of December 3, 2010, among the Company, certain subsidiaries of the Company, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, and SunTrust Robinson Humphrey, Inc. (included as Exhibit 4.2 to the Company’s current report on Form 8-K previously filed with the SEC on December 7, 2010 and incorporated herein by reference).

4.6	—	Form of exchange note (included in Exhibit 4.4).
5	—	Opinion of Kilpatrick Townsend & Stockton LLP.
8	—	Tax Opinion of Kilpatrick Townsend & Stockton LLP.
12	—	Computation of Ratio of Earnings to Fixed Charges.
21	—	Subsidiaries of Interface, Inc.
23.1	—	Consent of Kilpatrick Townsend & Stockton LLP (see Exhibit 5).
23.2	—	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).
24	—	Power of Attorney (see signature pages of this Registration Statement).
25	—	Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1.
99.1	—	Form of Transmittal Letter.
99.2	—	Form of Notice of Guaranteed Delivery.

(b)           Financial Statement Schedules:  None

(c)           Reports, Opinions or Appraisals:  Not Applicable.

Item 22.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the  Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the  aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that:

(A)           paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement; and

(B)           paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the  Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Articles of Incorporation or Bylaws or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned Registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus  shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that  time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(f)            The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE, INC.

By:   /s/ Daniel T. Hendrix
Daniel T. Hendrix
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Capacity

/s/ Ray C. Anderson	Chairman of the Board
Ray C. Anderson

/s/ Daniel T. Hendrix	President, Chief Executive Officer and
Daniel T. Hendrix	Director (Principal Executive Officer)

/s/ Patrick C. Lynch	Senior Vice President and Chief Financial Officer
Patrick C. Lynch	(Principal Financial and Accounting Officer)

/s/ Edward C. Callaway	Director
Edward C. Callaway

/s/ Dianne Dillon-Ridgley	Director
Dianne Dillon-Ridgley

/s/ Carl I. Gable	Director
Carl I. Gable

/s/ June M. Henton	Director
June M. Henton

/s/ Christopher G. Kennedy	Director
Christopher G. Kennedy

Director
K. David Kohler

/s/ James B. Miller, Jr.	Director
James B. Miller, Jr.

/s/ Thomas R. Oliver	Director
Thomas R. Oliver

/s/ Harold M. Paisner	Director
Harold M. Paisner

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

BENTLEY PRINCE STREET, INC.

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ Anthony P. Minite Anthony P. Minite	President (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)
/s/ Daniel T. Hendrix Daniel T. Hendrix	Director

(Signatures continue on next page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE REAL ESTATE HOLDINGS, LLC

BY:           BENTLEY PRINCE STREET, INC.,
as sole member

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ Anthony P. Minite Anthony P. Minite	President of Member (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer of Member (Principal Financial and Accounting Officer)
Bentley Prince Street, Inc. By: /s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President	Member

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

BENTLEY MILLS, INC.
COMMERCIAL FLOORING SYSTEMS, INC.
FLOORING CONSULTANTS, INC.
INTERFACE ARCHITECTURAL RESOURCES, INC.
QUAKER CITY INTERNATIONAL, INC.
RE:SOURCE AMERICAS ENTERPRISES, INC.
RE:SOURCE MINNESOTA, INC.
RE:SOURCE NEW YORK, INC.
RE:SOURCE NORTH CAROLINA, INC.
RE:SOURCE OREGON, INC.
RE:SOURCE SOUTHERN CALIFORNIA, INC.
RE:SOURCE WASHINGTON, D.C., INC.
SOUTHERN CONTRACT SYSTEMS, INC.
SUPERIOR/REISER FLOORING RESOURCES, INC.

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ Daniel T. Hendrix Daniel T. Hendrix	President and Director (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE OVERSEAS HOLDINGS, INC.

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ Daniel T. Hendrix Daniel T. Hendrix	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE AMERICAS, INC.

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ John R. Wells John R. Wells	President (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)
/s/ Daniel T. Hendrix Daniel T. Hendrix	Director

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACEFLOR, LLC

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ John R. Wells John R. Wells	President (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)
Interface Americas Holdings, LLC By: /s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President	Manager

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE AMERICAS RE:SOURCE TECHNOLOGIES, LLC

By:      INTERFACEFLOR, LLC,
as sole member

By:      /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ John R. Wells John R. Wells	President of Member (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer of Member (Principal Financial and Accounting Officer)
InterfaceFLOR, LLC By: /s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President	Member

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

FLOR, INC.

By:          /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ Gregory E. Colando Gregory E. Colando	President (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)
/s/ Daniel T. Hendrix Daniel T. Hendrix	Director

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE AMERICAS HOLDINGS, LLC

BY:           INTERFACE, INC., Manager

By:           /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ John R. Wells John R. Wells	President and Chief Executive Officer (Principal Executive Officer)
/s/ Patrick C. Lynch Patrick C. Lynch	Senior Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)
Interface, Inc. By: /s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President	Manager

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACE GLOBAL COMPANY APS

By:           /s/ Daniel T. Hendrix
Daniel T. Hendrix
Senior Vice President, Treasurer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ Jan Hasselman Jan Hasselman	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
/s/ Daniel T. Hendrix Daniel T. Hendrix	Senior Vice President, Treasurer, and Director
/s/ Raymond S. Willoch Raymond S. Willoch	Senior Vice President, Secretary, and Director

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 3, 2011.

INTERFACESERVICES, INC.

By:           /s/ John Costa
John Costa
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel T. Hendrix and Patrick C. Lynch, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 3, 2011 by the following persons in the capacities indicated.

Signature	Position
/s/ John Costa John Costa	President (Principal Executive Officer)
/s/ Keith E. Wright Keith E. Wright	Treasurer (Principal Financial and Accounting Officer)
/s/ John R. Wells John R. Wells	Director
/s/ Patrick C. Lynch Patrick C. Lynch	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5	Opinion of Kilpatrick Townsend & Stockton LLP.
8	Tax Opinion of Kilpatrick Townsend & Stockton LLP.
12	Computation of Ratio of Earnings to Fixed Charges.
21	Subsidiaries of Interface, Inc.
23.1	Consent of Kilpatrick Townsend & Stockton LLP (See Exhibit 5).
23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).
24	Power of Attorney (See signature pages).
25	Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1.
99.1	Form of Transmittal Letter.
99.2	Form of Notice of Guaranteed Delivery.